SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Insteel Industries, Inc.

(Name of Registrant as Specified in its Charter)

(Name of person(s) Filing Proxy Statement if other than the Registrant)

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Insteel Industries, Inc.

January 14, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders of Insteel Industries, Inc. to be held Tuesday, February 15, 2005 at 10:00 a.m. local time. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters expected to be acted upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the company’s affairs by voting on the matters described in the proxy statement. At the meeting, we will also discuss Insteel’s operations, 2004 financial results and our plans for the future. Our Directors and management team will be available to answer any questions you may have. We hope that you will be able to attend.

Your vote is important to us. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. If you attend the meeting, you may elect to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

Thank you for your continued support and interest in Insteel Industries.

Sincerely,

Howard O. Woltz, Jr.
Chairman of the Board

H.O. Woltz III
Chief Executive Officer

INSTEEL INDUSTRIES, INC.
1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141
________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________________

Date:	Tuesday, February 15, 2005
Time:	10:00 a.m., local time

Place:	Cross Creek Country Club
1129 Greenhill Road
Mount Airy, North Carolina 27030

Dear Shareholder:

     At our Annual Meeting, we will ask you to:

1.	Elect three directors of the Company for three-year terms as set forth in the accompanying Proxy Statement;

2.	Approve the 2005 Equity Incentive Plan of Insteel Industries, Inc.; and

3.	Transact such other business, if any, as may properly be brought before the meeting or any adjournments thereof.

     If you were a shareholder of record at the close of business on December 14, 2004, you may vote at the Annual Meeting.

     If you do not plan to attend the meeting and vote your common stock in person, please mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope according to the instructions printed on the card.

     Any proxy may be revoked at any time prior to its exercise by delivery of a later-dated proxy or by voting in person at the Annual Meeting.

     Enclosed is a copy of the Insteel Industries, Inc. Annual Report for the year ended October 2, 2004, which reports financial and other information regarding the Company’s business.

By Order of the Board of Directors

Gary D. Kniskern
Secretary

Mount Airy, North Carolina
January 14, 2005

January 14, 2005

INSTEEL INDUSTRIES, INC.

1373 Boggs Drive
Mount Airy, North Carolina 27030
(336) 786-2141

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Insteel Industries, Inc. for use at the Annual Meeting of Shareholders to be held on Tuesday, February 15, 2005 at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting. The meeting will take place at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina. This proxy statement, accompanying proxy card and the 2004 Annual Report, which includes our financial statements, are first being mailed to our shareholders on or about January 14, 2005.

     This proxy statement summarizes the information you need to know to vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the voting instructions on the enclosed proxy card. In this proxy statement, Insteel Industries, Inc. is generally referred to as “we,” “Insteel Industries,” “Insteel” or the “Company.”

     The attached proxy card indicates the number of shares of Insteel Industries common stock that you own. In this proxy statement, outstanding Insteel Industries common stock (no par value) is sometimes referred to as the “Shares.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND RELATED PROXY MATERIALS

Why am I receiving this proxy statement and proxy card?

     You are receiving a proxy statement and proxy card from us because you owned common stock of Insteel Industries at the close of business on the December 14, 2004 record date for the 2005 Annual Meeting. This proxy statement describes matters on which we would like you, as a shareholder, to vote. It also gives you information on these matters so that you can make an informed decision.

     When you sign and return the proxy card, you appoint Howard O. Woltz, Jr. and H.O. Woltz III, and each of them individually, as your representatives at the meeting. Messrs. Woltz, Jr. and Woltz III will vote your Shares at the meeting as you have instructed them. This way, your Shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return the enclosed proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Woltz, Jr. and Woltz III will vote your Shares, under your proxy, in their discretion.

What is being voted on at the Annual Meeting?

     At the Annual Meeting, shareholders entitled to vote will act upon the following matters as set forth in the accompanying notice of meeting:

•	the election of three directors for three-year terms as set forth in the accompanying Proxy Statement;

•	the approval of the 2005 Equity Incentive Plan of Insteel Industries, Inc.; and

•	any other matters that may properly come before the meeting or any adjournments or postponement thereof.

Who is entitled to vote?

     All holders of record of the Company’s common stock (no par value) at the close of business on December 14, 2004 are entitled to receive notice of the Annual Meeting and to vote the Shares held by them on the record date. Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon.

May I attend the meeting?

     All holders of record of the Company’s common stock at the close of business on the record date, or their designated proxies, are entitled to attend the Annual Meeting.

What constitutes a quorum in order to hold and transact business at the meeting?

     Consistent with state law and the by-laws, the presence, in person or by proxy, of holders of at least a majority of the total number of Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, there were 9,292,933 Shares outstanding and entitled to vote at the Annual Meeting. Once a share of common stock is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is or must be set for the adjournment. Shares held of record by shareholders or their nominees who do not vote by proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Proxies that withhold authority or reflect abstentions or “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding Shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters. See “Will my Shares be voted if I do not sign and return my proxy card?”

How do I vote?

     Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee. If your Shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive directions from your nominee that you must follow in order to have your Shares voted. “Street name” shareholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their common stock of record.

     Voting by Holders of Shares Registered Directly in the Name of the Shareholder. If you hold your Shares in your own name as a holder of record, you may vote in person at the Annual Meeting or instruct the proxy holders named in the enclosed proxy card how to vote your common stock by mailing in your completed proxy card in the postage-paid envelope that we have provided to you. Please make certain that you mark, sign and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with the shareholders’ instructions.

What are the Board’s recommendations?

     If no instructions are indicated on your valid proxy, the representatives holding proxies will vote in accordance with the recommendations of the Board of Directors. In summary, the Board of Directors recommends a vote:

•	FOR the election of three directors for three-year terms as set forth herein; and

•	FOR the approval of the 2005 Equity Incentive Plan of Insteel Industries, Inc.

Will other matters be voted on at the Annual Meeting?

     We are not aware of any other matters to be presented at the Annual Meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of your proxy holders.

Can I revoke or change my proxy instructions?

     You may revoke or change your proxy at any time before it has been exercised by:

•	notifying the Secretary of the Company at 1373 Boggs Drive Mount Airy, North Carolina 27030 in writing before the Annual Meeting that you have revoked your proxy;

•	delivering a later dated proxy to the Secretary of the Company prior to or at the Annual Meeting; or

•	appearing in person and voting by ballot at the Annual Meeting.

     Any shareholder of record as of the record date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence of a shareholder at the Annual Meeting without further action will not constitute revocation of a previously given proxy.

What vote is required to approve the election of Directors?

     The election of Directors will be determined by a plurality of the votes cast at the Annual Meeting if a quorum is present. Shareholders do not have cumulative voting rights in connection with the election of directors. This means that the three nominees receiving the highest number of “FOR” votes will be elected as Directors. Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore, will have no effect on the proposal to elect directors.

What vote is required to approve the 2005 Equity Incentive Plan?

     Under state law and the Company’s by-laws, the affirmative vote of a majority of all the votes cast at the meeting is required to approve the proposal to adopt the 2005 Equity Incentive Plan. This means that, assuming a quorum is present, the number of “FOR” votes cast at the meeting for the proposal must exceed the number of “AGAINST” votes cast at the meeting in order for this proposal to be approved. Both “FOR” and “AGAINST” votes are counted as votes cast. Neither abstentions nor broker non-votes are treated as votes cast and therefore they have no effect on the outcome.

Will my Shares be voted if I do not sign and/or return my proxy card?

     If your Shares are held in “street name” and you fail to give instructions as to how you want your Shares voted, or a “non-vote,” the brokerage firm, bank or other nominee who holds Insteel Industries shares on your behalf may, in certain circumstances, vote the Shares in their discretion. However, such brokerage firm, bank or other nominee is not required to vote the Shares and may choose to enter a “broker non-vote.”

     With respect to “routine” matters, such as the election of Directors, a brokerage firm or other nominee has authority (but is not required) under the rules governing self-regulatory organizations (the “SRO rules”), including Nasdaq National Market (“Nasdaq”), to vote its clients’ Shares if the clients do not provide instructions. When a brokerage firm or other nominee votes its clients’ Shares on routine matters without receiving voting instructions, these Shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of Shares voted FOR, WITHHELD FROM or AGAINST such routine matters.

     With respect to “non-routine” matters, such as the approval of the 2005 Equity Incentive Plan, a brokerage firm or other nominee is not permitted under the SRO rules to vote its clients’ Shares if the clients do not provide instructions. The brokerage firm or other nominee will so note on the vote card, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting but not for determining the number of Shares voted FOR, AGAINST, or abstaining from such non-routine matters.

     If you do not vote your proxy, your brokerage firm or other nominee may either:

•	vote your Shares on routine matters and cast a “broker non-vote” on non-routine matters; or

•	leave your Shares unvoted altogether.

     We encourage you to provide instructions to your brokerage firm or other nominee by voting your proxy. This action ensures that your Shares will be voted at the meeting.

What other information should I review before voting?

     Our 2004 Annual Report, including financial statements for the fiscal year ended October 2, 2004, is included in the mailing with this proxy statement. The Annual Report, however, is not part of the proxy solicitation material. A copy of our Annual Report filed with the Securities and Exchange Commission (the “SEC”) on Form 10-K, including the financial statements and financial statement schedules, may be obtained without charge by:

•	writing to the Secretary of the Company at the following address: 1373 Boggs Drive, Mount Airy, North Carolina 27030;

•	accessing the EDGAR database at the SEC’s website at www.sec.gov;

•	accessing Insteel Industries’ website at www.insteel.com; or

•	contacting the SEC by telephone at (800) SEC-0330.

The contents of our website are not, and shall not be deemed to be, a part of this proxy statement.

Where can I find the voting results of the meeting?

     We will announce preliminary voting results at the Annual Meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005. A copy of this quarterly report may be obtained without charge by any of the means outlined above for obtaining a copy of the Annual Report on Form 10-K.

What is householding?

     The SEC rules allow for householding, which is the delivery of a single proxy statement and Annual Report to an address shared by two or more of our shareholders. This delivery method is referred to as householding. A single copy of the Annual Report and of the proxy statement will be sent to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders.

     If you prefer to receive a separate copy of the proxy statement or the Annual Report, please write to Investor Relations, Insteel Industries, Inc. 1373 Boggs Drive Mount Airy, North Carolina 27030; or telephone our Investor Relations Department at (336) 786-2141, and we will promptly send you separate copies. If you are currently receiving multiple copies of the proxy statement and Annual Report at your address and would prefer to receive only a single copy of each to be delivered thereto, you may contact the Company at the address or telephone number provided above.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board of Directors

     The Board of Directors is currently comprised of nine members. The Board of Directors oversees the business and affairs of Insteel Industries and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The Directors keep themselves informed through discussions with the Chairman, key executive officers and the Company’s principal external advisers (legal counsel, auditors, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in Board and committee meetings.

     The Board of Directors has determined that the following members of the Board, which constitutes a majority thereof, are independent, as that term is defined under the independence standards of Nasdaq: Louis E. Hannen, Frances H. Johnson, Charles B. Newsome, Gary L. Pechota, W. Allen Rogers II, William J. Shields, and C. Richard Vaughn.

     Directors are expected to attend all meetings of the Board of Directors and all meetings of Board committees on which they serve. The independent Directors meet in executive session with no members of management present prior to each regularly scheduled meeting of the Board of Directors. See “Executive Sessions” below. The Board of Directors met five times in 2004. Each of the Directors attended at least 75% of the Board of Directors meetings and meetings held by committees of the Board of Directors of which they were members.

Director Attendance at Annual Meetings

     The Board has determined that it is in the best interest of the Company for all members of the Board of Directors to attend the Annual Meeting of Shareholders. All nine of the Company’s Directors attended the 2004 Annual Meeting of Shareholders.

Committees of the Board

     The Audit Committee. The Board has an Audit Committee, which assists the Board in fulfilling its responsibilities to shareholders concerning the Company’s accounting, financial reporting process and internal controls, and facilitates open communication between the Audit Committee, Board, outside auditors and management. The Audit Committee discusses the financial information developed by the Company, the Company’s system of internal controls and the Company’s audit process with management and the outside auditors. The Audit Committee is charged with the responsibility of selecting the independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Board has adopted a written charter for the Audit Committee as well as a Pre-Approval Policy regarding audit and non-audit fees.

     The Audit Committee consists of Messrs. Hannen (Chairman), Newsome and Pechota. The Board, at its meeting in August 2003, declared that each of the members of the Audit Committee meets the definition of “independent” as specified under Nasdaq rules. At the same meeting, the Board also declared that Mr. Pechota qualified as the Audit Committee Financial Expert as defined under SEC rules. The Board of Directors has determined that each of the Audit Committee members is financially literate as such qualification is interpreted in the Board’s business judgment. The functions of the Audit Committee are further described under “Audit Committee Report.” The Audit Committee met five times during fiscal 2004 and members of the Audit Committee consulted with the officers of the Company, the internal auditor and the independent auditors at various times throughout the year. On August 11, 2003, the Board of Directors adopted a revised Charter for the Audit Committee, which is attached as Appendix A to this proxy statement, and which may be found on the Company’s website at www.insteel.com under the Corporate Governance section.

     The Executive Compensation Committee. The Executive Compensation Committee is responsible for (i) determining appropriate compensation levels for the Company’s executive officers; (ii) evaluating officer and Director compensation plans, policies and programs; (iii) reviewing benefit plans for officers and employees; and (iv) producing an annual report on executive compensation for inclusion in the proxy statement. The following Directors are the members of the Executive Compensation Committee: Messrs. Vaughn (Chairman), Rogers, and Shields. The Board of Directors has determined that each of the Executive Compensation Committee members is independent as that term is defined in under Nasdaq rules. The Executive Compensation Committee’s Report on Executive Compensation is included in this proxy statement. The Compensation Committee also reviews, approves and administers the Company’s incentive compensation plans and equity-based compensation plans and has sole authority for awards under such plans, including timing, pricing and amount. The Executive Compensation Committee also reviews and recommends the structure and level of outside Director compensation to the full Board. The Compensation Committee met three times during 2004.

     The Nominating and Corporate Governance Rules. The Company’s Board does not have a standing nominating committee or related nominating committee charter. The Board believes that it is in the best interests of the Company that all directors discuss and evaluate potential nominees. Effective August 3, 2004, the Board adopted Nominating and Corporate Governance Rules, whereby the nomination process is performed by the full Board. Upon the close of discussions by the full Board with respect to possible Board of Director candidates, the independent directors (as defined by Nasdaq rules), by majority vote, nominate qualified individuals for election to the Board of Directors. The independent directors may further discuss candidate matters as they see fit (with or without the presence of employee directors), but without further input from any employee-directors. In carrying out its director nomination functions, the Board’s responsibilities include seeking, identifying, screening, evaluating and recommending director candidates for nomination by the Board of Directors. The Board evaluates all director candidates, regardless of the recommending party, on an equitable basis using the same criteria. The Board evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Board will evaluate a candidate’s independence and diversity, age, skills and experience in the context of the Board’s needs. The Nominating and Corporate Governance Rules do not have a formal policy with respect to Director recommendations from shareholders or other sources, but will give such recommendations appropriate consideration. The Company’s Board will consider qualified candidates for Director that are nominated by qualified shareholders in accordance with the Company’s by-laws. The procedures for shareholder Director nomination are discussed below under “Shareholder Recommendations and Nominations” and “Shareholder Proposals.”

The Nominating and Corporate Governance Rules

     In addition to the nominating requirements under the Nominating and Corporate Governance Rules, the Board of Directors shall have sole responsibility to:

•	Make recommendations regarding the size of the Board and the tenure and classifications of Directors.

•	Recommend the charters, structure, operations, composition and qualification for membership of the Committees of the Board of Directors.

•	Adopt Corporate Governance Guidelines and recommend to the Board of Directors governance issues that should be considered.

•	Review periodically the Company’s Code of Business Conduct.

•	Obtain confirmation from management that the policies included in the Code of Business Conduct are understood and implemented.

•	Evaluate periodically the adequacy of the Company’s conflict of interest policies.

•	Consider other corporate governance and related issues.

•	Consider with management public policy issues that may affect the Company.

•	Consider at least annually succession planning for the Chief Executive Officer. Any review of possible internal candidates should include: (i) readiness and potential; (ii) demonstrated skills and competencies; (iii) needed experience and training to fill gaps; and (iv) a plan for adequate exposure to Board of Directors.

•	Review periodically the Company’s Committee structure and operations and the working relationship between each Committee.

•	Consider, discuss and recommend ways to improve the effectiveness of the Board of Directors.

     In addition, the independent directors have sole authority to retain and terminate outside advisors to assist in the performance of its functions, with sole authority to agree to fees and other terms of engagement.

     The Board of Directors annually evaluates these rules. The Nominating and Corporate Governance Rules may be found on the Company’s website at www.insteel.com under the Corporate Governance section.

Executive Sessions

     In connection with the listing of the Company’s common stock on the Nasdaq National Market in September 2004, the independent directors are required to meet in executive sessions not less than quarterly. Generally, those sessions are chaired by the lead independent Director. At the current time, the lead independent Director is Louis E. Hannen. The independent directors have determined to rotate the role of lead independent director on an annual basis. During these executive sessions, the lead independent director has the power to lead the meeting, set the agenda and determine the information to be provided. During 2004, the Board held one executive session. The lead independent director can be contacted by writing to Lead Independent Director, Insteel Industries, Inc., c/o Gary D. Kniskern, Secretary, 1373 Boggs Drive, Mount Airy, North Carolina 27030. The Company screens mail addressed to the lead independent director for security purposes and to ensure that it relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria will be forwarded to the lead independent director.

Code of Business Conduct

     In keeping with the Board’s commitment to sound corporate governance, on August 11, 2003, the Board adopted a Code of Business Conduct (the “Code of Conduct”), which applies to the Company, and all of its employees, officers and Directors. The Code of Conduct incorporates an effective reporting and enforcement mechanism. The Board has adopted the Company’s Code of Conduct as its own standard. The Code of Conduct was prepared to help employees, officers and Directors understand the Company’s standard of ethical business practices and to stimulate awareness of ethical issues that may be encountered in carrying out their responsibilities to the Company. The Code of Conduct is included in an employment manual, which is supplied to all of the Company’s employees and officers and in a Board of Director’s Manual for Directors, each of whom are expected to read and acknowledge in writing that they understand the Company’s policies in regard to business conduct and ethics.

Availability of Guidelines, Code of Conduct and Audit Committee Charter

     The Company’s Code of Business Conduct, Nominating and Corporate Governance Rules, Audit Committee Charter and Audit Committee Pre-Approval Policy, are available on the Company’s website at www.insteel.com under the Corporate Governance section, and are available in print to any shareholder upon written request to the Secretary of the Company. The Audit Committee Charter is also attached hereto as Appendix A.

Shareholder Recommendations and Nominations

     Neither the Board nor the Nominating and Corporate Governance Rules have a separate policy with respect to director candidates recommended by shareholders. The Board does not believe that a formal policy is necessary because the Board will give such shareholder recommendations appropriate consideration and because the Company’s by-laws provide a means through which shareholders can make Director nominations. Shareholders should submit any such recommendations in writing c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention Secretary. In addition, in accordance with the Company’s Bylaws, any shareholder entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors if such shareholder complies with the notice procedures set forth in the Bylaws and summarized in “Shareholders’ Proposals for the 2006 Annual Meeting” below.

Process for Identifying and Evaluating Director Candidates

     The Nominating and Corporate Governance Rules require the full board to evaluate all qualified Director candidates in accordance with the Company’s Director qualification standards. The full board evaluates an appropriate candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the full board will assess issues with respect to the candidate’s independence, judgment, diversity and age, understanding of the company’s industry in general, and knowledge of the Company’s business, in particular, all in the context of the Board’s perceived needs at that point in time. Upon completion of discussions by the full Board, the independent directors nominate qualified individuals for election to the Board of Directors. The independent directors may further discuss candidate matters as they see fit (with or without the presence of employee-directors), but without further input from any employee-directors.

Communications with the Board of Directors

     The Board has approved a process for shareholders to send communications to the Board. Shareholders can send communications to the Board and, if applicable, to any of its committees or to specified individual directors in writing c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030, Attention Secretary.

     The Company screens mail addressed to the Board, its Committees or any specified individual Director for security purposes and to ensure that the mail relates to discrete business matters that are relevant to the Company. Mail that satisfies these screening criteria is required to be forwarded to the appropriate Director or Directors.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Introduction

     The Company’s Bylaws provide that the number of directors, as determined from time to time by the Board, shall be not less than nine nor more than fifteen. The Board has fixed the number of directors at nine. The Bylaws further provide that directors shall be divided into three classes serving staggered three-year terms, with each class to be as nearly equal in number as possible.

     The Board has nominated each of the persons named below to serve a three-year term expiring at the 2008 Annual Meeting of Shareholders or until their successors are elected and qualify. All of the nominees presently serve as directors of the Company. The remaining six directors will continue in office as indicated. It is not contemplated that any of the nominees will be unable or unwilling for good cause to serve; but, if that should occur, it is the intention of the agents named in the proxy to vote for election of such other person or persons to the office of director as the Board may recommend. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next Annual Meeting of shareholders.

Vote Required

     The Directors will be elected by plurality of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either by proxy or in person. This means that the three nominees receiving the highest number of votes “FOR” will be elected as Directors.

Recommendation

     The Board of Directors recommends a vote FOR the election of each of the following nominees. If you do not vote for a particular nominee on your proxy card, your vote will not count either for or against the nominee. Unless instructions are given to the contrary, it is the intention of the persons named as proxies to vote the Shares to which the proxy is related FOR the election of the slate of three directors.

Information Regarding Nominees, Continuing Directors and Executive Officers

  Nominees to Serve Until the 2008 Annual Meeting:

     W. Allen Rogers II, 58, has been a director of the Company since 1986, except for a period of time during 1997 and 1998. Mr. Rogers is a Principal of Ewing Capital Partners, LLC, an investment banking firm founded in 2003. From 2002 to 2003 he was a Senior Vice President of Intrepid Capital Corporation, an investment banking and asset management firm. From 1998 until 2002, Mr. Rogers was President of Rogers & Company, Inc., a private investment banking boutique. From 1995 through 1997, Mr. Rogers served as a Managing Director of KPMG BayMark Capital LLC, and the investment banking practice of KPMG. Mr. Rogers served as Senior Vice President-Investment Banking of Interstate/Johnson Lane Corporation from 1986 to 1995 and as a member of that firm’s board of directors from 1990 to 1995. Committee Memberships: Executive Compensation Committee.

     Gary L. Pechota, 55, has been a director of the Company’s Board since 1998. Since August 2003, Mr. Pechota has served as the Chief of Staff of the National Indian Gaming Commission. Mr. Pechota was a private investor and consultant from 2001 until August 2003. Mr. Pechota served as the CEO and Chairman of the Board of Giant Cement Holding, Inc. from its inception in 1994 until 2001. He served as CEO of Giant Cement Company, a subsidiary of Giant Cement Holding, Inc., from 1993 to 2001, and as CEO of Keystone Cement Company from 1992 to 2001. Prior to joining Keystone, Mr. Pechota served as President and CEO of South Dakota Cement from 1982 to 1992. Committee Memberships: Audit Committee.

     William J. Shields, 72, has been a director of the Company’s Board since 1998. Mr. Shields served as Chairman of the Board and CEO of Co-Steel, Inc., an international steel producer and scrap recycling company, from 1995 to 1997. Mr. Shields also served as President and CEO of Co-Steel, Inc. from 1987 until 1995. Mr. Shields has been retired since 1997. Committee Memberships: Executive Compensation Committee.

  Directors With Terms Expiring at the 2007 Annual Meeting:

     Howard O. Woltz, Jr., 79 has been Chairman of the Board since 1958 and has been employed by the Company and its predecessors in various capacities for more than 50 years. He had been President from 1958 to 1968 and from 1974 to 1989. Mr. Woltz also served as a Vice President, General Counsel and a director of Quality Mills, Inc., a publicly-held manufacturer of knit apparel and fabrics for more than 35 years until its acquisition in 1988 by Russell Corporation. Mr. Woltz is the father of H.O. Woltz III. Committee Memberships: Executive Committee.

     C. Richard Vaughn, 65, a director of the Company since 1991, has been employed since 1967 by John S. Clark Company, Inc., a general building contracting company. Mr. Vaughn has served as Chairman of the Board of North Carolina Granite Corporation since 1998. Mr. Vaughn served as Vice President of John S. Clark from 1967 to 1970 and President from 1970 to 1988 and has served as Chairman of the Board and CEO from 1988 to the present. He also is Chairman of the Board of Riverside

Building Supply, Inc. Committee Memberships: Executive Compensation Committee and Executive Committee.

     Louis E. Hannen, 66, a director of the Company since 1995, served in various capacities with Wheat, First Securities, Inc., from 1975 until his retirement as Senior Vice President in 1993. Since his retirement in 1993, Mr. Hannen has been an investment advisor and consultant. Mr. Hannen had 30 years of experience in the securities analysis and research field, starting with the U.S. Securities and Exchange Commission in 1963. Mr. Hannen then worked for Craigie and Company from 1965 to 1970 and Legg Mason Wood Walker, Inc. from 1970 to1975 before joining Wheat, First Securities. Committee Memberships: Audit Committee.

  Directors With Terms Expiring at the 2006 Annual Meeting:

     H. O. Woltz III, 48, was elected Chief Executive Officer (“CEO”) in 1991 and has been employed by the Company and its subsidiaries in various capacities since 1978. He was named President and Chief Operating Officer in 1989. He had been Vice President of the Company since 1988 and, previously, President of Rappahannock Wire Company, formerly a subsidiary of the Company, since 1981. Mr. Woltz has been a director of the Company since 1986 and also serves as President of Insteel Wire Products Company. Mr. Woltz served as President of Florida Wire and Cable, Inc. until its merger with Insteel Wire Products Company in 2002. Mr. Woltz is the son of Howard O. Woltz, Jr. Committee Memberships: Executive Committee.

     Frances H. Johnson, 84, has been a director of the Company since 1982. She has been an investor in the Company and its predecessors since 1958 and has served as a director since 1982. She and members of her family own and manage Johnson Concrete Company, (a manufacturer of concrete block and pipe), of which she is President; Carolina Stalite Company (a manufacturer of expanded slate), of which she is managing partner; and B.V. Hedrick Gravel & Sand Co. (a producer of gravel, sand and crushed stone), of which she is a director. Committee Memberships: None.

     Charles B. Newsome, 67, has been a director of the Company since 1982. He is Executive Vice President and General Manager of Johnson Concrete Company and Carolina Stalite Company, with which he has been affiliated for more than 20 years. Committee Memberships: Audit Committee.

  Named Executive Officers Who Are Not Continuing Directors or Nominees:

     In addition to Messrs. Woltz, Jr. and Woltz III discussed above, the executive officers listed below were elected by the Board of Directors at a meeting held February 23, 2004 for a term that will expire at the next annual meeting of the Board of Directors or until their successors are elected and qualify. The next meeting at which officers will be elected is scheduled for February 15, 2005, at which the following persons are expected to be re-elected.

     Michael C. Gazmarian, 45, joined Insteel as Chief Financial Officer and was elected Treasurer in 1994. He had been with Guardian Industries Corp., a privately held glass manufacturer, since 1986, serving in various financial capacities.

     Gary D. Kniskern, 59, was elected Vice President — Administration in 1994 and has served in various capacities for more than 25 years. He served as Treasurer from 1984 until 1994 and has been Secretary since 1984 and, previously, internal auditor since 1979.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

     Annual Retainer Awards. Each of the Company’s non-employee directors receives an annual retainer award plus reimbursement of expenses incurred as a director under a proposal adopted at the 1998 Annual Meeting of Shareholders. The amount of the annual retainer award for each year is determined by the Board before the start of the retainer year. The retainer year begins on the date of the Annual Meeting of Shareholders at which directors are elected and ends on the date of the next Annual Meeting of Shareholders at which directors are elected. The retainer award may be paid in cash or in shares of Common Stock of the Company, or a combination of cash and Common Stock, as determined by the Board. The designated cash portion of the retainer will be paid in equal quarterly installments and the designated stock portion of the retainer will be paid at the annual meeting of the Board following the Annual Meeting of Shareholders at which directors are elected.

     The annual retainer award paid for 2004 to each non-employee director was $18,000, all of which was paid in cash. Prior to the July 20, 2004 annual meeting of the Board of Directors, members of the Audit and Executive Compensation Committees received a fee of $500 for each in-person meeting and a fee of $150 for each telephonic meeting. In addition, non-employee directors were eligible during 2004 to receive stock options under the 1994 Director Stock Option Plan (discussed below).

     Meeting Fees . Effective with the Annual Meeting of Shareholders held July 20, 2004, non-employee director compensation will be according to that set forth in the following table:

Amount
Board of Directors
Annual Retainer	$20,000
In Person Meetings	$500
Telephonic Meetings	$350

Audit Committee
Annual Retainer	$2,000
In Person Meetings (Chair)	$750
In Person Meetings (Committee Members)	$500
Telephonic Meetings (Chair)	$500
Telephonic Meetings (Committee Members)	$350

Executive Compensation Committee
In Person Meetings (Chair)	$750
In Person Meetings (Committee Members)	$500
Telephonic Meetings (Chair)	$500
Telephonic Meetings (Committee Members)	$350

Executive Committee
Annual Retainer (Independent Directors)	$2,000

     Director Stock Option Plans. The Company’s 1994 Director Stock Option Plan permits the issuance of up to 200,000 shares of Common Stock pursuant to the grant of stock options to non-employee directors of the Company. The plan, as amended November 2002, provides that following the close of business on the date of each Annual Meeting of Shareholders, each non-employee director will receive an option to purchase 3,600 shares of the Company’s Common Stock exercisable at the fair market value of the Common Stock on the date of grant. These options vest in full at the time of grant. The plan also authorizes the Board to grant options to non-employee directors who are appointed or elected to the Board at a time other than at the Annual Meeting. These options are subject to the same general terms and conditions as options granted following the annual meeting. During fiscal 2004, options to purchase 3,600 shares at an exercise price of $10.85 were granted to each non-employee director of the Company. The option price is equal to the fair market value per share of the Common Stock on the date of grant. The shares issuable under the plan have been registered with the SEC. Under the amended plan no options may be granted after September 22, 2004.

     On February 7, 1995, the Board of the Company adopted a non-qualified stock option plan for the benefit of Louis E. Hannen, a director. Under the plan, Mr. Hannen was granted an option to purchase 19,965 shares of the Company’s Common Stock at the exercise price of $7.875. The options are fully vested and were exercised in full on December 8, 2004. The shares issued under the plan are not registered with the SEC.

     Expense Reimbursement. We reimburse all Directors for travel and other related expenses incurred in attending shareholder, Board and committee meetings.

     Directors who are Insteel Industries Employees. We do not compensate our employees for service as a Director. We do, however, reimburse them for travel and other related expenses.

Executive Compensation — Summary Compensation Table

     The table below provides information regarding the compensation paid by the Company to the named executive officers for services of such persons in all capacities during the fiscal years ended October 2, 2004, September 27, 2003 and September 28, 2002.

				Long-Term
				Compensation Awards
				Securities	All Other
		Annual Compensation		Underlying Options	Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	(#)	($)(2)
Howard O. Woltz, Jr.	2004	161,740	161,740	—	3,420
Chairman of the Board	2003	161,740	7,440		3,420
	2002	161,740	—	32,400	3,091

H. O. Woltz III	2004	320,000	320,000	—	5,383
President and Chief	2003	320,000	14,720	—	5,383
Executive Officer	2002	320,000	—	64,000	2,254

Michael C. Gazmarian	2004	190,000	190,000	—	5,087
Chief Financial Officer and	2003	190,000	8,740	53,247 (3)	5,087
Treasurer	2002	190,000	—	38,000	2,052

Gary D. Kniskern	2004	135,000	135,000	—	4,425
Vice President-Administration	2003	135,000	6,210	38,169 (3)	4,586
and Secretary	2002	135,000	—	27,000	2,241

(1)	Bonus amounts for 2004 were earned in 2004 but paid in 2005 under the 2003 Plan, as defined below. Bonus amounts for 2003 were earned in 2003 but paid in 2004 under the Return on Capital Incentive Plan. The amounts paid in 2003 each represent 50% of the bonus balance earned from prior years. No bonuses were earned in 2002. Bonus amounts previously reported for 2002 were earned in years prior to 2002, but paid out in 2002. See “Compensation Committee Report on Executive Compensation — Annual Performance-Based Incentive Compensation” For further details and a description of the 2003 Plan.

(2)	Represents the current dollar value of the benefit to the named executive officers of the remainder of the premiums paid by the Company during the fiscal year under its Split-Dollar Life Insurance Plan. During the fiscal years 2004, 2003 and 2002 respectively, the amounts were as follows: Mr. Woltz, Jr., $3,420, $3,420 and $3,091; Mr. Woltz III, $383, $383 and $252; Mr. Kniskern, $895, $895 and $553; and Mr. Gazmarian, $337, $337 and $225. Also includes the amount of company matching funds paid into the Company’s Retirement Savings Plan on behalf of the named executive officers. During the fiscal years 2004, 2003 and 2002, respectively, these amounts were as follows: Mr. Woltz III, $5,000, $5,000 and $2,002; Mr. Kniskern, $3,530, $3,691 and $1,688; and Mr. Gazmarian, $4,750, $4,795 and $1,827.

(3)	Options granted as part of a stock option exchange program under which Mr. Gazmarian and Mr. Kniskern surrendered 159,742 and 114,508 options respectively, on December 9, 2002.

Options Granted During 2004

     During the fiscal year ended October 2, 2004, the Company did not grant any options to its executive officers. The Company has no outstanding stock appreciation rights.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides: (i) the aggregate number of options exercised and the value realized by each executive officer during the year ended October 2, 2004, and (ii) the aggregate number of options and the value of the in-the-money options in each case held by each executive officer as of October 2, 2004. The Company has no outstanding stock appreciation rights. In the event of a change of control, all stock options become vested.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money Options at
	Shares Acquired on	Value Realized	Options at Fiscal Year-End		Fiscal Year-End (1)($)
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Howard O. Woltz, Jr.	14,412	112	151,207	7,630	1,465,009	94,688
H. O. Woltz III	246,263	925,083	39,040	15,095	265,811	187,329
Gary D. Kniskern (2)	52,421	288,552	—	12,748	—	176,942
Michael C. Gazmarian (2)	67,861	359,203	5,602	17,784	79,436	246,842

(1)	The dollar value is calculated by determining the difference between the fair market value per share of the Common Stock on October 1, 2004 and the option price per share.

(2)	Number of securities includes 38,169 and 53,247 shares for Messrs. Kniskern and Gazmarian, respectively, granted under a stock option exchange program.

Equity Compensation Plan Information

     The following table sets forth certain information with respect to the Company’s equity compensation plans as of October 2, 2004 (amounts in thousands, except exercise price amounts):

	Number of securities to be		Number of securities
	issued upon exercise of	Weighted-average exercise	remaining available for
	outstanding options,	price of outstanding	future issuance under
Plan category	warrants and rights	options, warrants and rights	equity compensation plans
Equity compensation plans approved by security holders	449	$4.57	—

Equity compensation plans not approved by security holders related to a non-qualified stock option grant to one Director	20	$7.88	—

Total	469	$4.71

     In December 2004, all of the options issued under the equity compensation plan that was not approved by security holders were exercised. As of the date of this proxy statement, all of the options outstanding have been granted under equity compensation plans that have been approved by the Company’s shareholders.

Supplemental Employee Retirement Plan

     General. The Company recently entered into Retirement Security Agreements, each dated December 2, 2004 (each, a “SERP”), with certain of its employees, including Messrs. Woltz III, Woltz, Jr., Gazmarian, and Kniskern. Each SERP supercedes in all respects the retirement security agreement, dated as of April 14, 1997, between the Company and the related employee (each, a “Participant”) where such previous agreements were in effect. The SERPs provide nonqualified deferred compensation to Participants and were approved by the Company’s Board of Directors upon recommendation by the Company’s Executive Compensation Committee of the Board of Directors (the “Compensation Committee”). The SERPs generally provide Participants with certain supplemental retirement benefits, pre-retirement disability benefits and pre-retirement death benefits, unless the Participants are terminated “for cause” (as defined in each SERP), in which case no benefits will accrue and be payable under the SERPs. The SERPs will be administered by the Compensation Committee and funds for payment of benefits thereunder shall be the responsibility of the Company. Benefits payable under the SERPs will be payable to Participants in equal pro rata installments according to the Company’s regular payroll cycle in effect at the time the payment is due, unless determined otherwise by the Compensation Committee.

     Supplemental Retirement Benefit. Under each SERP, if the Participant remains in continuous service with the Company for a period of at least 30 years, the Company will pay to the Participant a supplemental retirement benefit for the 15 year period following the later of the Participant’s retirement or 65th birthday equal to 50% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the Participant’s retirement. If the Participant retires after reaching age 55 and prior to the later of age 65 or the completion of 30 years of continuous service with the Company, but has completed at least 10 years of continuous service with the Company, the amount of the supplemental retirement benefit will be reduced by 1/360th for each month short of 360 months that the Participant was employed by the Company.

     Pre-retirement Disability Benefit. In the event that the Participant’s continuous service with the Company terminates prior to the later of the Participant’s 65th birthday or completion of 30 years of continuous service with the Company because of disability (as determined by the Compensation Committee), the Company shall pay to the Participant, for the 10 year period following the date of disability, a supplemental retirement benefit that, when added to the benefits received (if any) by the Participant under the Company’s long-term disability insurance plan for executive officers, is equal to 100% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the date on which the Participant’s disability occurred. If the long-term disability insurance payments end prior to the end of the 10 year benefits period, the Pre-retirement Disability Benefit will continue for the remainder of the 10-year benefits period in an amount equal to 50% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the date on which the Participant’s disability occurred.

     Pre-retirement Death Benefit. In the event that the Participant dies while in continuous service with the Company, under the SERP, the Company shall pay to the Participant’s beneficiary, for a term of 10 years following the Participant’s death, a supplemental death benefit in an amount equal to 50% of the Participant’s highest average annual base salary for five consecutive years in the 10 year period preceding the date of the Participant’s death.

Severance Agreements

     The Company recently entered into Severance Agreements, each dated December 2, 2004 (each, a “Severance Agreement”), with Messrs. Woltz III and Gazmarian (each, an “Executive”). The Severance Agreements provide certain termination benefits to Executives in the event that an Executive’s employment with the Company is terminated without cause (as defined in each Severance Agreement) and were approved by the Company’s Board of Directors upon recommendation by the Executive Compensation Committee. Each Severance Agreement has a two year term, which is automatically extended for subsequent 12 month periods, unless either the Executive or the Company provides notice to the other, at least 90 days prior to the expiration of any term, that the term of the Severance Agreement shall not be extended. No Executive is entitled to termination benefits under a Severance Agreement (i) if that Executive’s employment with the Company is terminated for cause or (ii) to the extent that the Executive is entitled to receive benefits under the Change in Control Severance Agreement between the Executive and the Company in connection with the Executive’s termination.

     Under each Severance Agreement, upon termination of the Executive’s employment with the Company without cause, the Executive is entitled to receive the following termination benefits:

•	a lump sum payment of accrued but unpaid salary through the date the Executive’s employment terminates;

•	a lump sum payment of any earned but unpaid bonus as of the date the Executive’s employment terminates;

•	a lump sum payment of one and one-half times the Executive’s annual base salary in effect as of the date the Executive’s employment terminates;

•	outplacement services provided by a firm selected by the Executive, the cost of which will be paid by the Company (subject to a $15,000 cap);

•	reimbursement for any unreimbursed expenses incurred by the Executive on behalf of the Company prior to termination of the Executive’s employment to the extent that such expenses are reimbursable under the Company’s standard reimbursement policies;

•	continued participation in certain of the Company’s employee benefit plans in which the Executive participated immediately prior to the date of termination on such terms as are then in effect for a period of eighteen months following the termination of the Executive’s employment with the Company. If continued coverage of the Executive is barred by the terms of those employee benefit plans, the Company shall pay to the Executive the portion of the insurance premium charged to the Company for the Executive’s participation in such employee benefit plans (plus an amount necessary to offset relevant income and employment taxes on such payment) prior to the Executive’s termination;

•	payment by the Company of the cost or premium for continued coverage in the Company’s health plan for a period of eighteen months following the Executive’s termination (or such lesser period for which the Executive is entitled to COBRA coverage);

•	all stock options and any other stock-based awards outstanding immediately prior to termination of the Executive’s employment shall immediately vest and become exercisable for the remainder of the applicable term.

     Termination benefits payable to the Executive under a Severance Agreement shall be paid by the Company within 10 days of the termination of the Executive’s employment and shall be reduced by amounts required to be withheld for applicable income and employment taxes. In addition, termination benefits payable to an Executive under a Severance Agreement are subject to certain reductions because of the application of the “golden parachute” rules of Section 280G and the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, to such benefits.

Change of Control Agreements

     During 2003, the Board, upon recommendation from the Executive Compensation Committee, entered into change of control agreements with key members of management including Messrs. Woltz III, Gazmarian and Kniskern. The Executive Compensation Committee felt that change of control agreements were important to ensure continuity of management during a time when the Company was engaged in a review of its capital structure which could potentially lead to a change of control of the Company. These agreements specify the terms of separation in the event that termination of employment followed a change in control of the Company. The initial term of each agreement is two years and the agreements provide for an automatic renewal of one year unless the Company or the executive provides notice of termination as specified in the agreement. The agreements do not provide assurances of continued employment, nor do they specify the terms of an executive’s termination should the termination occur in the absence of a change in control. Under the terms of these agreements in the event of termination within two years of a change of control, Messrs. Woltz and Gazmarian would receive severance benefits equal to two times base compensation, two times the average bonus for the prior three years and the continuation of health and welfare benefits for two years. Mr. Kniskern would receive severance benefits equal to one times base compensation, one times the average bonus for the prior three years and the continuation of health and welfare benefits for one year. In addition, all stock options would vest immediately. In the event of termination, outplacement services would be provided for Messrs. Woltz, Gazmarian and Kniskern.

SHARE PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company’s Common Stock, based on the market price of the Common Stock and assuming a $100 investment on September 30, 1999 and the reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor’s 500 Index and the Standard & Poor’s Building Products Index. The indices are included for comparison purposes only and do not necessarily reflect management’s opinion that these indices are appropriate measures of the relative performance of the Company’s Common Stock. The graph is not intended to forecast or be indicative of the future performance of the Company’s Common Stock. The following performance graph shall not be deemed incorporated by reference in any filing made under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INSTEEL INDUSTRIES, INC., THE S & P 500 INDEX
AND THE S & BUILDING PRODUCTS INDEX

* $100 invested on 9/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

	Cumulative Total Return
	Fiscal Year Ended
Index	1999	2000	2001	2002	2003	2004
Insteel Industries, Inc.	100.00	47.11	9.27	7.54	8.12	162.31
S & P500	100.00	113.28	83.13	66.10	82.22	93.63
S & P Building Products	100.00	58.70	62.03	62.58	81.35	115.52

     The performance comparisons in the chart above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Directors administers Insteel Industries’ executive compensation program. The Executive Compensation Committee has furnished the following report on executive compensation for 2004.

Overview

     The Executive Compensation Committee (the “Committee”) of the Board consists of three independent directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934), “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986 as Amended), and “independent” directors (as defined under Nasdaq rules). The Committee regularly reviews and determines the base compensation of the Company’s executive officers and administers the annual and long-term incentive compensation programs of the Company.

Strategy and Philosophy

     The Company’s executive compensation program consists of three principal components; each having a specific purpose and role within the total compensation program:

•	Base Salaries. Base Salaries are intended to provide a fair and appropriate level of compensation given each position’s role and responsibilities within the organization.

•	Annual Performance-Based Compensation. Annual Performance-Based Compensation is intended to motivate and reward individuals for their contribution to improvements in the Company’s operating and financial performance.

•	Long-Term Incentive Compensation. Long-Term Incentive Compensation is intended to align the interests of executive officers with those of shareholders, build long-term executive share ownership, and create strong retention mechanisms for key talent.

     The Committee believes that executive officer compensation should reflect prevailing market practices and be closely correlated with the Company’s financial performance. The Committee further believes that the Company’s policies, procedures, and programs with respect to executive officer base salaries, annual incentives, and long-term incentives fulfill this objective.

     In 2004, upon expiration of the 1994 Employee Stock Option Plan of Insteel Industries, Inc., the Committee retained the services of an independent outside compensation consultant. Based on the consultant’s recommendations, the factors discussed below and the Committee’s business judgment, several changes are proposed to the executive compensation program for 2005. These changes are primarily aimed at improving the competitiveness and effectiveness of the overall executive compensation program, and providing the means to continue offering appropriate and cost effective long-term incentives through the proposed 2005 Equity Incentive Compensation Plan of Insteel Industries, Inc.

Base Salaries

     The Committee targets executive officer base salaries at the market median, but also considers Company and individual performance when approving salary adjustments. In 2004, with the assistance of an outside consultant, the Committee reviewed current salaries against external market practices for comparable positions at companies of similar size operating in comparable industries. The market study used a blend of published compensation survey data and pay data from a custom peer group of companies identified as relevant competitors for business, capital, and executive talent. The peer group used for compensation purposes is not composed of the same companies used for stock price performance comparisons in the Share Performance Graph included in this proxy. The Committee believes that the peer group for its compensation analysis is more representative of similar companies of a comparable size than the broader S&P Building Products Index used for the Share Performance Graph (which includes many of the companies used in the compensation peer group analysis.) The Committee concluded that, following a salary “freeze” that commenced in 2000, base salaries for certain of the Company’s executive officers are significantly below the market median of the peer group. The Committee plans to further evaluate executive compensation and may elect to adjust base salaries during fiscal 2005.

Annual Performance-Based Incentive Compensation

     The Committee targets annual incentive opportunities for executive officers at the market median, and aligns incentive compensation with the attainment of specific financial performance objectives.

     Annual incentive awards paid to Executive Officers in 2002 and 2003 reflect deferred payments of incentive awards earned in fiscal 1999 and 2000. Although the plan in place at the time called for payment of these incentives to the executive officers in 2000 and 2001, these payments were withheld by the Committee in view of the financial performance of the Company during that period. In making it’s decision, the Committee determined that it would be equitable and in the best interests of the Company to terminate the previous annual incentive plan and to distribute all previously earned amounts over a two year period following an agreed upon formula.

     In fiscal 2003, the Company adopted a new incentive compensation plan covering certain salaried employees responsible for the selling, general management, and administrative activities of the Company; including the executive officers (the “2003 Plan”) Incentive compensation under the 2003 Plan is based upon the return on capital realized for the fiscal year relative to the Company’s weighted average cost of capital. Participants in the 2003 Plan were assigned a target bonus percentage of their base compensation. The target bonus percentage would be earned if the Company’s operating income for the fiscal year equaled its approximate weighted average cost of capital. If the Company’s operating income exceeded or fell short of its weighted average cost of capital, the incentive compensation percentage earned would increase or decrease proportionately. The zero bonus level was set at the approximate cost of the Company’s debt capital. Incentive payments were capped at two times the target bonus. Incentive compensation earned for a fiscal year is reflected as compensation expense in the year it is earned and is paid to participants in the first quarter of the following fiscal year. No amounts are banked or deferred. The target bonus percentage for the executive officers is 50% of base compensation.

     In fiscal 2004, the Company’s operating income exceeded the weighted average cost of capital by an amount which yielded a maximum bonus equal to two times the target bonus for each Participant. For fiscal 2004, bonuses earned under the 2003 Plan for Executive Officers of the Company were: Howard O. Woltz Jr., Chairman of the Board, $161,740; H. O. Woltz III, President and Chief Executive Officer, $320,000; Michael C. Gazmarian, Chief Financial Officer and Treasurer, $190,000; and Gary D. Kniskern, Vice President Administration and Secretary, $135,000. According to the terms of the 2003 Plan, these amounts were paid during the first quarter of fiscal 2005.

Long-Term Incentive Compensation

     The Committee targets long-term incentive opportunities for executive officers at the market median, but considers other factors such as Company performance, individual performance, and shareholder dilution in determining the size and frequency of equity compensation awards.

     Historically, the Company has relied exclusively on stock options as the form of long-term incentive compensation for executive officers. Stock options have been granted by the Committee under the shareholder-approved 1994 Employee Stock Option Plan of Insteel Industries, Inc. as amended (“the 1994 Plan”). During fiscal 2004, no options were granted under the 1994 Plan. As of December 31, 2004, options to purchase an aggregate of 104,344 shares remain outstanding under the 1994 Plan. The 1994 Plan expired on September 22, 2004, and therefore there are no options currently available for future grant under the 1994 Plan.

     During 2004, the Committee worked with its outside consultant to develop the 2005 Equity Incentive Plan of Insteel Industries, Inc. (“the 2005 Plan”). The 2005 Plan allows for the granting of various forms of long-term incentive compensation such as stock options, restricted stock, and long-term cash awards. The Committee believes that this type of plan is an improvement over the 1994 Plan in that it provides the flexibility that is necessary to respond appropriately to changing market practices, accounting rules, and tax laws.

     A total of 885,000 shares are being reserved under the proposed 2005 Plan, with an expectation that these shares will be granted periodically over the next 6-10 years. Based on information provided by the Committee’s outside consultant, the proposed share request results in aggregate equity overhang below the market median for our peer group.

CEO Compensation

     Base Salary. During fiscal 2004, Mr. Woltz’s base salary was $320,000. Pursuant to a salary freeze, Mr. Woltz’s salary has been $320,000 since 2000. As noted above, the Committee plans to further evaluate executive compensation, including Mr. Woltz’s, and may elect to adjust his base salary during fiscal 2005.

     Annual Performance-Based Compensation. In fiscal 2004, Mr. Woltz received an annual incentive payment of $14,720. In addition, Mr. Woltz earned an annual incentive payment of $320,000 in 2004 (which was paid in the first quarter of fiscal 2005), which reflects the maximum incentive award per the terms and conditions of the 2003 Plan described above. The Committee believes that this incentive payment appropriately reflects Mr. Woltz’s contribution to the superior performance of the Company in fiscal 2004.

     Long-Term Incentives. No stock options were awarded to Mr. Woltz in fiscal 2004. The Committee determined not to grant stock options in 2004 in view of previous option grants and the low price of the Company’s common stock.

Severance Agreements

     During 2004, the Board, upon the recommendation of the Committee, approved severance agreements for Messrs. Woltz, III and Gazmarian. The Committee and the Board believe such agreements are customary. The Severance Agreements were executed on December 2, 2004 (each, a “Severance Agreement”), and provide certain termination benefits in the event that the executive’s employment with the Company is terminated without cause (as defined in each Severance Agreement). Each Severance Agreement has a two year term, which is automatically extended for subsequent 12 month periods, unless either the executive or the Company provides notice to the other, at least 90 days prior to the expiration of any term that the term of the Severance Agreement shall not be extended. No executive is entitled to termination benefits under a Severance Agreement (i) if that executive’s employment with the Company is terminated for cause or (ii) to the extent that the executive is entitled to receive benefits under any Change in Control Severance Agreement.

Retirement Security Agreements

     During 2004, the Board, upon the recommendation of the Committee, approved retirement security agreements for Messrs. Woltz III, Woltz Jr., Gazmarian and Kniskern. Since 1984 the Company has maintained a supplemental retirement benefit for certain members of management who were adversely affected by changes in the Company’s annual incentive plan that occurred that year. Mr. Woltz Jr., Mr. Woltz III and Mr. Kniskern were included in the 1984 plan. The changes made to the supplemental retirement plan in 2004 were intended to provide a more logical structure of benefits to participants and to expand the program to include certain key management employees who had not previously participated in the plan. The Retirement Security Agreements were executed December 2, 2004 (each, a “SERP”). Each SERP supercedes in all respects the retirement security agreement, dated as of April 14, 1997, between the Company and the related employee (each, a “Participant”) where such previous agreements were in effect. The SERPs provide nonqualified deferred compensation to Participants. The SERPs generally provide Participants with certain supplemental retirement benefits, pre-retirement disability benefits and pre-retirement death benefits, unless the Participants are terminated “for cause” (as defined in each SERP), in which case no benefits will accrue and be payable under the SERPs.

Policy with Respect to the $1 Million Deductible Limit

     Section 162(m) of the Internal Revenue Code (the “Code”) generally limits amounts that can be deducted for compensation paid to the Chief Executive Officer and the next four most highly compensated officers to $1,000,000 unless certain requirements are met. No executive officer receives compensation in excess of $1,000,000 and therefore there are no compensation amounts that are nondeductible at present. The Committee will continue to monitor the applicability of Section 162(m) to the Company’s compensation program.

     The Committee believes that the foregoing combination of base salaries, annual performance-based compensation and long-term incentive compensation have helped to develop a senior management group that is dedicated to achieving significant improvement in both the short-term and long-term financial performance of the Company.

     This report is furnished by the Executive Compensation Committee.

EXECUTIVE COMPENSATION COMMITTEE
C. Richard Vaughn (Chairman)
W. Allen Rogers II
William J. Shields

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Exchange Act of 1934 except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Act.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Compensation Committee includes Messrs. Vaughn, Rogers and Shields, none of whom serve as officers or employees of the Company or any of its subsidiaries. In addition, none of the members of the Executive Compensation Committee is an executive officer of a company for which an executive officer of Insteel Industries determined compensation matters.

REPORT OF THE AUDIT COMMITTEE

     As noted above, management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Committee has reviewed the audited financial statements for the fiscal year ended October 2, 2004 and has met and held discussions with respect to such audited financial statements with management and Grant Thornton LLP, the Company’s independent public accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee and Grant Thornton have discussed those matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Grant Thornton also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the independence of Grant Thornton with the Committee.

     Based on the Committee’s review of the audited financial statements, discussions with management and Grant Thornton, and the Committee’s review of the representations of management and the written disclosures and report of Grant Thornton, the Committee recommends that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended October 2, 2004 filed with the SEC.

     The Board of Directors has determined that each of the Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of Nasdaq.

     As a result of the passage of the Sarbanes-Oxley Act of 2002, certain duties and responsibilities of the Audit Committee were changed and the charter of the Audit Committee has been amended to comply with the new regulations. The revised charter of the Audit Committee as well as other auditing and corporate governance policies can be found on the Company’s website at www.insteel.com.

AUDIT COMMITTEE
Louis E. Hannen (Chairman)
Gary L. Pechota
Charles B. Newsome

     The foregoing Audit Committee Report shall not be incorporated by reference into any of the Company’s prior or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by the Company in any such filing.

AUDITORS’ FEES AND PRE-APPROVAL POLICIES

Disclosure of Auditors’ Fees

     During the year ended October 2, 2004, the Board of Directors, based upon the recommendation of its Audit Committee, appointed Grant Thornton LLP as the Company’s independent accountants. During 2004, the services of the independent accountants included the audit of the annual financial statements, a review of the Company’s quarterly financial reports to the SEC, services performed in connection with the filing of the Company’s proxy statement and the Company’s Annual Report on Form 10-K with the SEC, attendance at meeting with the Company’s audit committee and consultation on matters relating to accounting, financial reporting and tax related matters. The Company’s audit committee approved all services performed by Grant Thornton in advance of their performance. Grant Thornton has acted as independent certified public accountants for the Company since its appointment on July 27, 2002. Neither Grant Thornton nor any of its associates have any relationship to the Company or any of its subsidiaries except in its capacity as auditors. Prior to the appointment of Grant Thornton, Arthur Andersen LLP had served as the Company’s independent accountants.

     Set forth below is certain information relating to the aggregate fees billed by Grant Thornton for professional services rendered for the fiscal years ended September 27, 2003 and October 2, 2004.

Type of Fee	2003	2004
Audit Fees	$91,500	$130,000
Audit-Related Fees (1)	1,250	—
Tax Fees	6,000	6,000
All Other Fees	—	—

Total	$98,750	$136,000

(1) In 2003, Arthur Anderson provided audit-related services related to preliminary compliance work associated with the Sarbanes-Oxley Act of 2002 and billed the Company $1,250.

     Audit Fees. Audit Fees include fees for the recurring annual audit of the Company’s financial statements and assistance with the review of the quarterly financial reports and other documents filed with the SEC.

     Audit-Related Fees. The aggregate Audit-Related Fees billed were related to compliance work associated with the Sarbanes-Oxley Act of 2002 and general assistance with the implementation of its requirements. The Audit Committee approved all of these services provided in 2003.

     Tax Fees. The aggregate Tax Fees billed for 2003 and 2004 were related to tax compliance and reporting review services, including the review of the Company’s federal and state tax returns. The Audit Committee approved all of these services provided in 2003 and 2004.

Pre-Approval Policies and Procedures

     The Company’s Board has adopted an Audit Committee Pre-Approval Policy whereby the Audit Committee is responsible for pre-approving all Audit, Audit Related, Tax and other Non-Audit Related Services to be performed by the independent auditors. The Board of Directors has authorized the Audit Committee Chair to pre-approve any Audit Related, Tax or other Non-Audit Related Services that are to be performed by the independent auditors that need to be approved between Audit Committee meetings. Such interim pre-approvals shall be reviewed with the full Audit Committee at its next meeting for its ratification. The Audit Committee Pre-Approval Policy is available on the Company’s website at www.insteel.com under the Corporate Governance section.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth certain information, as of December 14, 2004, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the other named executive officers included in the “Summary Compensation Table,” and (iv) all directors and executive officers of the Company, as a group. “Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, an individual “beneficially” owns Insteel Industries common stock not only if the individual holds it directly, but also if the individual indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), has (or shares) the power to vote the stock, or to sell it, or has the right to acquire it within 60 days.

     Except as otherwise indicated, each shareholder has sole voting and sole investment power with respect to the shares beneficially owned by such shareholder.

	Amount and Nature of
	Beneficial Ownership
		Percent of
Name and Address of Beneficial Owner	Number of Shares	Class
5% Shareholders
Johnson Concrete Company (1)	620,263	6.7%
Franklin Advisory Services, Inc. (2)	600,000	6.5%

Directors (3)
Howard O. Woltz, Jr. (4)	757,054	8.2%
H. O. Woltz III	442,812	4.8%
Frances H. Johnson (5)	78,092	*
Charles B. Newsome	59,097	*
Louis E. Hannen	37,395	*
C. Richard Vaughn	34,322	*
W. Allen Rogers II	30,584	*
Gary L. Pechota	19,200	*
William J. Shields	9,776	*

Other Named Executive Officers (3)
Michael C. Gazmarian	78,361	*
Gary D. Kniskern	52,421	*

All directors and executive officers, as a group (11 persons)(6)	2,219,647	23.6%

*	Less than 1%.

(1)	Excludes 74,492 shares owned or which are obtainable within 60 days of December 14, 2004 upon the exercise of stock options by Mrs. Frances H. Johnson. The shares held in the name of Johnson Concrete Company are beneficially owned by Mrs. Johnson, the President of Johnson Concrete Company, and, as such, has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. The 698,355 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 7.5% of the outstanding common stock. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. The address of Johnson Concrete Company is P. O. Box 1037, Salisbury, NC 28144.

(2)	Beneficial ownership information obtained from Franklin Advisory Services, Inc., 777 Mariners Island Boulevard, San Mateo, CA 94403-7777 as of September 30, 2004.

(3)	Ownership reflects shares obtainable within 60 days of December 14, 2004, upon the exercise of stock options as follows: Mr. Woltz, Jr., 0 shares; Mr. Woltz III, 0 shares; Mr. Vaughn, 23,200 shares; Mrs. Johnson, 23,200 shares; Mr. Newsome, 23,200 shares; Mr. Hannen, 21,200 shares; Mr. Pechota, 17,200 shares; Mr. Rogers, 19,200 shares; Mr. Shields, 0 shares; Mr. Gazmarian, 5,602 shares; and Mr. Kniskern, 0 shares. The amounts reflected do not include shares allocated to participants in the Company’s Retirement Savings Plan under its matching provisions because the Trustee has the option of paying out in cash rather than stock. The amounts currently owned in the Company’s Retirement Savings Plan are as follows: Mr. Woltz III, 13,582 shares; Mr. Woltz, Jr., 131 shares; and Mr. Kniskern, 1,247 shares.

(4)	Includes 72,919 shares (less than 1%) held by a trust, for the benefit of Mr. Woltz, Jr., of which Mr. Woltz, Jr. and a bank are trustees. The trustees share voting and investment power with respect to such shares. The amount reflected also includes 338,309 shares owned by the wife of Mr. Woltz, Jr. the beneficial ownership of which Mr. Woltz, Jr. disclaims

(5)	Excludes 620,263 shares held of record by Johnson Concrete Company. The shares held in the name of Johnson Concrete Company are beneficially owned by Frances H. Johnson, who is President of Johnson Concrete Company, and, as such, Mrs. Johnson has voting and dispositive power over the shares of the Company’s Common Stock owned of record by such company. Johnson Concrete Company is owned by Mrs. Johnson and members of her family. Johnson Concrete Company disclaims beneficial ownership of the 74,492 shares held in the name of Mrs. Johnson. The 694,755 shares held of record collectively by Mrs. Johnson and Johnson Concrete Company represent 7.5% of the outstanding common stock.

(6)	Includes 620,263 shares owned by Johnson Concrete Company. See notes (3) and (6) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, officers and greater than ten percent owners and officers to report their beneficial ownership of the Common Stock and any changes in that ownership to the SEC. Specific dates for such reporting have been established by the SEC and the Company is required to report in its proxy statement any failure to file by the established dates during the last fiscal year. To the Company’s knowledge, all of these filing requirements were satisfied by the Company’s directors and officers during the last fiscal year. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports that have been filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1997, the Company sold the assets of its ICS (“Insteel Construction Systems”) division to ICS 3-D Panel Works, Inc. (“ICSPW”), a new corporation organized by the division’s management group. Howard O. Woltz, Jr., Chairman of the Company, is a principal Shareholder and a member of the board of directors of ICSPW. Prior to the sale, the Audit Committee of the Company’s Board reviewed the terms of the proposed transaction, focusing in particular on the participation of Mr. Woltz, Jr. as an investor in and director of ICSPW. Based upon the continuing operating losses of ICS and the prospective financial benefit to the Company from the sale of the division, the Audit Committee concluded that Mr. Woltz, Jr.’s participation was essential to the transaction and approval of the transaction was in the best interests of the Company. The sale of the equipment was financed by the Company and secured by a UCC Financing Statement. The real property was retained by the Company and leased to ICSPW. The indebtedness remains unpaid In October 2003, ICSPW transferred its assets to a trustee under an Assignment for Benefit of Creditors. After transfer of its assets to the trustee, ICSPW continued to operate for a short period of time but is no longer in operation The Company has an offer from a prospective purchaser for the real property and a sale is expected to close in March 2005. It is not anticipated that the Company will receive full payment of the amounts owed by ICSPW. As of December 31, 2004, unpaid principal on the promissory note was $893,103. The entire balance has been reserved.

     Frances H. Johnson, a director, is President, and along with members of her family, owner of Johnson Concrete Company. Charles B. Newsome, a director, is Executive Vice President and General Manager of Johnson Concrete Company. During fiscal 2004, Johnson Concrete purchased materials from the Company valued at $650,643 ($276,200 for fiscal 2003) for use or resale in their normal course of business.

     Management believes that amounts paid by the Company in connection with the transactions described above are reasonable and no less favorable to the Company than would have been paid or received pursuant to arms’ length transactions with unaffiliated parties.

PROPOSAL NO. 2
APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN OF INSTEEL INDUSTRIES,
INC.

Introduction

     The Company currently maintains two stock option plans, the 1994 Employee Stock Option Plan of Insteel Industries, Inc. and the 1994 Director Stock Option Plan of Insteel Industries, Inc., each as amended from time to time (collectively, the “Current Plans”). Under these plans, the Company has reserved a number of shares of Common Stock for issuance to certain key employees and non-employee directors in the form of stock options.

     We are requesting that shareholders vote in favor of adopting the 2005 Equity Incentive Plan of Insteel Industries, Inc. (the “2005 Plan”), which was approved by our Board of Directors on December 29, 2004, upon recommendation of the Executive Compensation Committee of the Board of Directors (for purposes of this Proposal, the “Committee”). If approved by shareholders, the 2005 Plan has an effective date of February 15, 2005 (the “Effective Date”) and a 10-year term.

     The purpose of the 2005 Plan is to encourage and enable selected key employees and non-employee directors of the Company (for purposes of this Proposal, “Participants”) to acquire or to increase their holdings of the Company’s Common Stock in order to promote a closer identification of their interests with those of the Company and its shareholders, thereby further stimulating their efforts to enhance the return on capital generated by the Company and the creation of value for its shareholders. This purpose will be carried out through the granting of stock options, restricted stock, restricted stock units and performance awards (collectively, “Awards”) on the terms set forth in the 2005 Plan, which is set forth in its entirety as Appendix B hereto.

     Generally, a stock option is the right to purchase a certain number of shares of Common Stock, at a certain exercise price, in the future. Restricted stock is a share award that is nontransferable and forfeitable until the completion of a specified period of employment, the achievement of pre-established performance objectives or until otherwise determined by the Administrator of the 2005 Plan, as described below (the “Administrator”). A restricted stock unit is a contractual right to receive one share of Common Stock (or its value in cash) that is forfeitable until the completion of a specified period of employment, the achievement of pre-established performance objectives or until otherwise determined by the Administrator. A performance award is a contractual right to receive one share of Common Stock (or its value in cash) or a cash-denominated award that is forfeitable until the achievement of pre-established performance objectives over a defined period

     The following summary of certain major features of the 2005 Plan is subject to the specific provisions contained in the full text of the 2005 Plan set forth as Appendix B.

Key Terms

Plan Term:	10 years from the Effective Date

Eligible Participants:	All (i) “key employees” of the Company and any 50% or more owned subsidiaries or any parent company that owns 50% or more of the Company (collectively, “Related Companies”) as determined by the Administrator, based on the nature and extent of the employee’s duties, responsibilities, personal capacities, performance, potential, or any combination of these factors and (ii) non-employee directors of the Company. However, only key employees can receive incentive stock options.

Plan Administrator:	The Executive Compensation Committee of the Board of Directors or any designee permitted under the terms of the 2005 Plan.

Shares Authorized:	885,000 shares. The number of shares authorized for issuance under the 2005 Plan is subject to adjustment (i) to reflect stock splits and similar events, (ii) in the event of a merger, consolidation or reorganization involving the Company or a Related Company or (iii) if there is a change in the capital structure of the Company or a Related Company.

Shares Authorized as a Percent of Currently Outstanding Common Stock:	9.5%

Award Types:	(1)	Nonqualified and incentive stock options

	(2)	Restricted stock

	(3)	Restricted stock units

	(4)	Performance awards

General Award Terms:	(1)	Nonqualified and incentive stock options: The Administrator may grant options to Participants in such numbers, upon such terms and conditions and at such times as the Administrator may determine and set forth in a Participant’s Award Agreement (as defined in the 2005 Plan). The exercise price of stock options will be no less than the Fair Market Value of the Company’s Common Stock on the date the option is granted and, under the 2005 Plan, options generally may be exercised for a period of up to 10 years after the date on which the option was granted, subject to certain conditions set forth in the 2005 Plan.

	(2)	Restricted stock and restricted stock units: The Administrator may grant awards of restricted stock and restricted stock units to Participants in such numbers, upon such terms and conditions and at such times as the Administrator may determine and set forth in a Participant’s Award Agreement. Each grant must specify the number of shares of Common Stock to which it pertains and the required period or periods (if any) of continuous service by the Participant with the Company or any Related Company and/or any performance or other conditions to be satisfied before the restrictions on the restricted stock or restricted stock units (or installments thereof) will lapse. If a Participant’s rights in restricted stock or restricted stock units are forfeitable and nontransferable for a period of time, the maximum period over which the rights may become nonforfeitable and transferable shall not exceed 10 years from the date of the grant.

	(3)	Performance awards: The Administrator may grant performance awards to participants in such numbers, upon such terms and conditions and at such times as the Administrator may determine and set forth in a Participant’s Award Agreement. Performance awards may be denominated in cash or shares of Common Stock and may be settled in cash or shares of Common Stock, at the discretion of the Administrator, as set forth in a Participant’s Award Agreement. Each grant must specify the performance conditions and/or required period or periods (if any) of continuous service by the Participant with the Company or any Related Company to earn the performance award and the maximum period over which the performance award may be earned, except that such period shall not exceed 10 years.

Individual Annual Award Limits:	Subject to adjustment as provided in the 2005 Plan, in any calendar year, no individual Participant may be granted (i) stock options for more than 100,000 shares of Common Stock, (ii) restricted stock, restricted stock units or performance awards denominated in shares of Common Stock for more than 50,000 shares of Common Stock in the aggregate, or (iii) performance awards denominated in cash valued at maximum at more than $750,000

Vesting:	Determined by the Administrator on an individual award basis.

New Plan Benefits

     The future benefits or amounts that would be received under the 2005 Plan by the key employees, including executive officers, and non-employee directors, are discretionary and are therefore not determinable at this time. In addition, non-employee directors who are elected or appointed to the Board are eligible for future benefits at the discretion of the Committee, however, these additional benefit amounts that would be received under the Plan are discretionary and are therefore not determinable at this time.

     In 2004, no stock options were granted to the Company’s executive officers and options to purchase 3,600 shares at an exercise price of $10.85 were granted to each non-employee director of the Company under the Current Plans.

Administration

     The 2005 Plan is designed to be administered by the Committee which will at all times be composed of at least three directors all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, (ii) “outside directors” within the meaning of Section 162(m) of the Code and (iii) “independent directors” within the meaning of the applicable stock exchange listing standards on which shares of the Common Stock are traded. To the extent permitted by applicable law, the Committee is permitted to designate one or more executive officers (who need not be directors) to act as the “Committee” under the 2005 Plan for awards to key employees who are not Section 16 “officers” or Section 162(m) “covered employees.” In such case, the Committee shall fix the maximum aggregate amount of Awards and the maximum individual amount of Awards that the designee can award.

     To the extent consistent with the 2005 Plan , the Committee may (i) determine the individuals to receive Awards, the nature of each stock option as an incentive stock option or a nonqualified stock option, the times when Awards shall be granted, the number of shares to be subject to each Award, the exercise price of stock option awards, the period during which stock option awards may be exercised, the time or times when each Award shall vest and be exercisable or payable, and all related terms, conditions, restrictions and limitations; (ii) prescribe the form or forms of any Award Agreements; (iii) establish, amend and rescind rules and regulations for the administration of the 2005 Plan; and (iv) construe and interpret the 2005 Plan, the rules and regulations, and the Award Agreements, and to make all other determinations deemed necessary or advisable for administering the 2005 Plan. The Administrator also will have authority, in its discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or payable shall become exercisable, vested or payable in whole or in part. All expenses of administering the 2005 Plan will be borne by the Company.

Eligibility

     Only key employees of the Company and Related Companies and non-employee directors of the Company are eligible to receive Awards under the 2005 Plan. The Administrator will determine which employees will participate in the 2005 Plan, based on criteria set forth in the 2005 Plan and such other factors as the Administrator deems relevant. As of December 31, 2004, there were approximately 21 key employees and 7 non-employee directors who would be eligible to participate in the 2005 Plan. Prior to the effective date, the Company does not currently expect the number of eligible participants to change.

Awards

     The 2005 Plan allows the Administrator to grant stock options, restricted stock, restricted stock units and performance awards, any or all of which may be made contingent upon the achievement of performance criteria. Subject to plan limits, the Administrator has the discretionary authority to determine the size of an Award. The addition of performance-based requirements will be considered in light of the Company’s total compensation program and the significant level of pay-for-performance requirements already incorporated into its compensation practices.

     Non-Employee Director Awards. Non-employee directors will receive a grant of such number of stock options, shares of restricted stock, restricted stock units, or other forms of long-term compensation available under the 2005 Plan as the Board of Directors, in its sole discretion, shall determine following the close of business of the Company on the date of each Annual Meeting of the Company’s Shareholders held on or after February 15, 2005 during the term of the 2005 Plan. In addition, the Administrator will have discretion to grant Awards to any non-employee director who is appointed or elected to the Board of Directors at any time other than at the Annual Meeting of the Company’s Shareholders. Non-employee directors were each granted options for 3,600 shares in 2004 under the Current Plans.

     Stock Option Awards. Under the 2005 Plan, the Administrator may award Participants stock options in such numbers, upon such terms and conditions and at such times as the Administrator may determine. The exercise price of stock options granted under the 2005 Plan may not be less than the Fair Market Value (as determined in good faith by the Administrator) of our Common Stock on the date of grant, which as of December 31, 2004, was $18.061 per share. Stock options granted under the 2005 Plan will expire not more than 10 years from the date of grant, and the Award Agreements entered into with each Participant will specify the extent to which stock options may be exercised during their respective terms, including in the event of the Participant’s death, disability or termination of employment. Any grant may provide for the accelerated vesting of stock options in the event of a termination of employment or a change in control of the Company or any other similar transaction or event.

     Awards of stock options under the 2005 Plan may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options. The Administrator will determine at the time of grant when each stock option becomes exercisable, including the establishment of required performance vesting criteria, if any. In no event may there first become exercisable by a Participant in any one calendar year incentive stock options granted by the Company or a Related Company with respect to shares of Common Stock having an aggregate fair market value (determined at the date of grant) greater than $100,000. If this limit is exceeded, the options that cause the limit to be exceeded shall be exercisable nonetheless as nonqualified stock options. The Company may require, prior to issuing Common Stock under the 2005 Plan in connection with the exercise of a Participant’s stock options, that the Participant remit an amount in cash or instruct the Company to withhold Common Stock sufficient to satisfy applicable tax withholding requirements, as discussed further below.

     Unless an individual Award Agreement provides otherwise, if a Participant’s employment is terminated for Cause (as defined in the 2005 Plan), his or her stock options will terminate and no longer be exercisable as of the Participant’s termination date (whether or not the stock options previously became exercisable). If a Participant’s employment is terminated for any other reason, his or her stock options will be exercisable following termination only to the extent provided in the applicable Award Agreement.

     Restricted Stock and Restricted Stock Unit Awards. Under the 2005 Plan, the Administrator may award Participants shares of Common Stock subject to certain restrictions (“restricted stock”) or the right to receive in the future, subject to certain restrictions, shares of Common Stock (or cash equal to the fair market value of those shares) (“restricted stock units”). The applicable Award Agreement with the Participant will set forth the terms of the award, including the applicable restrictions. Such restrictions may include the continued service of the Participant with the Company, the attainment of specified performance goals or any other conditions deemed appropriate by the Administrator. Any grant may provide for the acceleration of vesting or payment of restricted stock or restricted stock units in the event of termination of employment or a change in control of the Company or any other similar transaction or event.

     Certificated shares of restricted stock will be held in the custody of the Company and/or bear a legend until the applicable restrictions lapse, and Participants will need to deliver to the Company a stock power, endorsed in blank, relating to the shares of Common Stock covered by the Award. A Participant cannot sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares of restricted stock until the applicable restrictions are satisfied.

     During the period of restriction, unless the Administrator otherwise determines, a Participant may exercise full voting rights with respect to the restricted stock held by him or her; however, Participants holding restricted stock units will have no such voting rights as a shareholder prior to the actual issuance of shares of Common Stock. Unless the Administrator otherwise determines, Participants holding either restricted stock or restricted stock units will be entitled to receive all dividends (or dividend equivalents) and other distributions paid with respect to the shares underlying the Awards; provided that such dividends (or dividend equivalents) will not be paid as declared, but rather will be credited to an account established for the Participant and invested in additional restricted stock or restricted stock units on the distribution date of the applicable dividend. Any additional shares or units credited in respect of dividends (or dividend equivalents) will become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable to the restricted stock or restricted stock units with respect to which such dividends (or dividend equivalents) were paid.

     The Award Agreement for any restricted stock units will specify whether the restricted stock units that become earned and payable will be settled in shares of Common Stock (with one share of Common Stock to be delivered for each earned and payable restricted stock unit), in cash (equal to the aggregate fair market value of the shares of Common Stock covered by the restricted stock units that are earned and payable), or in a combination of shares and cash. Shares of Common Stock used to pay earned restricted stock units may have additional restrictions as determined by the Administrator.

     Unless an individual Award Agreement provides otherwise, if a Participant’s employment is terminated for Cause, his or her restricted stock and restricted stock units will terminate and can no longer become vested or payable as of the Participant’s termination date.

     Performance Awards. Subject to the limitations of the Plan, the Administrator may grant performance awards to Participants, in such numbers, upon such terms and conditions and at such times as the Administrator may determine. Performance awards may be denominated in cash (e.g. units valued at $100) or shares of our Common Stock. Performance awards may be settled in cash or shares of the Company’s Common Stock, at the discretion of the Administrator, as set forth in the applicable Award Agreement. Each grant shall specify the number of shares of Common Stock or units to which it pertains; however, no shares of Common Stock will be issued at the time a performance award of shares of Common Stock is made.

     Each grant shall specify the performance conditions and required period or periods (if any) of continuous service by the Participant with the Company or any Related Company to earn the performance awards. The Administrator may provide that if performance relative to the performance goals exceeds targeted levels, then the number of performance awards earned by the Participant will be a multiple, not in excess of 200%, of those that would be earned for target performance. Any grant may provide for the settlement of performance awards in the event of a termination of employment or a change in control of the Company or any other similar transaction or event. The Administrator, on the date of grant, shall determine the maximum period over which performance awards may be earned, except that such period shall not exceed 10 years.

     Unless otherwise determined by the Administrator, Participants holding performance awards shall not have any rights as a shareholder prior to the actual issuance of shares of Common Stock, if applicable.

     Unless an individual Award Agreement provides otherwise, if a Participant’s employment is terminated for Cause, his or her performance awards will terminate and no longer be payable or settled as of the Participant’s termination date.

Transferability

     Awards granted under the 2005 Plan are not transferable except by will or the laws of descent and distribution. An option can only be exercisable by the Participant during his or her lifetime.

Amendment and Termination

     The 2005 Plan may be amended or terminated at any time by the Board of Directors; provided, that approval of an amendment to the 2005 Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation. In addition, in no event shall the Company reprice any outstanding stock option (or cancel and regrant a new stock option with a lower exercise price) without prior shareholder approval.

Withholding

     The Company will withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Company also will require any recipient of an Award payable in shares of our Common Stock to pay to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the recipient. Notwithstanding the foregoing, the Company may establish procedures to permit or require a recipient to satisfy this tax obligation in whole or in part, and any other local, state or federal income tax obligations relating to an Award (but only up to the statutory minimum), by electing to have the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator

Changes in Control

     Except as otherwise provided in a Participant’s Award Agreement, in the event of a change in control of the Company (as defined in the 2005 Plan), if Awards are assumed by an acquirer and a Participant’s employment or service is involuntarily terminated without Cause during the 24-month period following the change in control (a) all options, restricted stock and restricted stock units outstanding as of the date of such change in control will become fully vested and payable and, if applicable, exercisable, whether or not then vested, payable or exercisable as of the date of the termination of the Participant’s employment or service and (b) all performance awards will vest at target and be paid pro-rata based on completed days in the performance period as of the date of termination. If the Company determines that outstanding Awards will not be assumed by the acquirer in the event of a change in control of the Company, the Awards shall immediately become fully vested and, if applicable, exercisable and payable, except as otherwise provided in a Participant’s Award Agreement. In that case, in the event of or in anticipation of a change in control, the Administrator in its discretion (a) may declare that some or all outstanding options will terminate as of a date before or on the change in control without any payment to the holder of the option, provided the Administrator gives prior written notice to the Participant of such termination and gives the Participant the right to exercise the outstanding options before such date or (b) may terminate before or on the change in control some or all outstanding options previously granted under the Plan in consideration of payment to the holder of the options, with respect to each share of Common Stock to which the options are then exercisable, of the excess, if any, of the fair market value on such date of the stock subject to the exercisable portion of the options over the aggregate option price.

Eligibility Under Section 162(m)

     Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. Any Award intended to qualify as “performance-based compensation” under Section 162(m), either will be conditioned on or granted based upon the achievement of one or more of the following performance measures, which shall be set by the Administrator no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code): (a) total shareholder return, (b) stock price, (c) operating earnings, (d) net earnings, (e) return on equity or capital, (f) income, (g) level of expenses or (h) growth in revenue. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Administrator may determine, in its discretion.

     Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned, or for which options become exercisable, by a Participant for such performance period. In determining the number of units or shares earned by a Participant, or for which options become exercisable, for a given performance period, subject to any applicable Award Agreement, the Administrator shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.

Federal Income Tax Treatment

          Incentive Stock Options. A Participant will not recognize taxable income on the grant or exercise of an incentive stock option (an “ISO”). A Participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares are transferred to the Participant on exercise of the ISO (the “ISO Holding Period”), the Participant will recognize long-term capital gain (or loss) to the extent the amount realized from disposition of the Common Stock exceeds (or is less than) the Participant’s tax basis in the shares of Common Stock. A Participant’s tax basis in the Common Stock generally is the amount the Participant paid for the stock on exercise of the ISO.

     If Common Stock acquired under an ISO is disposed of before the expiration of the ISO Holding Period (a “Disqualifying Disposition”), the Participant will recognize as ordinary income in the year of the Disqualifying Disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the option price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the Participant held the shares of Common Stock. A special rule applies to a Disqualifying Disposition of Common Stock where the amount realized on the disposition is less than the fair market value of the Common Stock on the date of exercise of the option. In that event, the amount of ordinary income the Participant will recognize will not exceed the excess of the amount realized on the disposition of the Common Stock over the option price. If the amount realized on the disposition is less than the option price, the Participant will recognize a capital loss (long-term if the stock was held more than one year and short-term if held one year or less).

     A Participant would receive different tax treatment if the option price were paid with Common Stock.

     Generally, neither the Company nor any Related Company will be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a Participant disposes of Common Stock acquired under an ISO before the expiration of the ISO Holding Period, the Company or the applicable Related Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

     Nonqualified Stock Options. A Participant generally will not recognize any taxable income on the grant of a nonqualified stock option (a “NQSO”). On the exercise of a NQSO, a Participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired on the date the NQSO is exercised over the option price. A Participant’s tax basis in Common Stock acquired by a NQSO is the amount paid for the stock plus any amounts included in income with respect to the stock. His or her holding period for the stock begins on acquisition of the shares of Common Stock. Any gain or loss that a Participant realizes on a subsequent disposition of Common Stock acquired on the exercise of a NQSO generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the Participant held such shares. The amount of the gain (or loss) will equal the amount by which the amount realized on the subsequent disposition exceeds (or is less than) the Participant’s tax basis in his or her shares. A Participant would receive different tax treatment if the option price were paid with Company Stock.

     The exercise of a NQSO generally will entitle the Company or its applicable Related Company to claim a federal income tax deduction equal to the amount of ordinary income recognized by the Participant. The ordinary income the Participant who is a key employee recognizes will constitute wages for withholding and employment tax purposes, and the Company or its applicable Related Company will be required to withhold or obtain payment from the Participant, as each Award Agreement permits, for the amount of required withholding and employment taxes.

     Restricted Stock Awards. A Participant will recognize ordinary income on account of a restricted stock award on the first day that the shares covered thereby are either transferable or not subject to a substantial risk of forfeiture. The ordinary income a Participant who is a key employee recognizes will constitute wages for withholding and employment taxes, and the Company or its Related Company will be required to withhold or obtain payment from the Participant as each Award Agreement permits for the amount of required withholding and employment taxes. The ordinary income that will be recognized will equal the fair market value of the Common Stock on such date. However, even if the shares under a restricted stock award are both nontransferable and subject to a substantial risk of forfeiture, a Participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the restricted stock award is made. The Participant’s tax basis in the shares received on account of a restricted stock award will be the amount of any income recognized. Any gain (or loss) that a Participant realizes upon the sale of Common Stock acquired pursuant to a restricted stock award will be equal to the amount by which the amount realized on the disposition exceeds (or is less than) the Participant’s tax basis in the shares and will be treated as long-term (if the shares were held for more than one year) or short-term capital gain or loss, if the Participant held the shares for less than or equal to one year.

     The Company or its applicable Related Company may claim a federal income tax deduction equal to the amount of ordinary income recognized by a Participant on account of the restricted stock award.

     Restricted Stock Units and Performance Awards. A Participant should not recognize any taxable income at the time restricted stock units and performance awards are granted. When the terms and conditions to which restricted stock units and performance awards are subject have been satisfied and the restricted stock unit or performance award is paid, the Participant will recognize as ordinary income the amount of cash and/or the fair market value of the Common Stock he or she receives. The ordinary income a Participant who is a key employee recognizes will constitute wages for withholding and employment taxes, and the Company or its applicable Related Company will be required to withhold or obtain payment from the Participant as each Award Agreement permits for the amount of required withholding and employment taxes. The Company or its applicable Related Company will be entitled to a federal income tax deduction equal to the amount of ordinary income the Participant recognizes.

     The Participant’s holding period in any Common Stock received pursuant to the payment of a restricted stock unit or performance award will begin on the date the Common Stock is received. The Participant’s tax basis in the Common Stock will equal the amount he or she includes in ordinary income on receipt with respect to such shares of Common Stock. Any gain or loss that a Participant realizes on a subsequent disposition of the Common Stock will be treated as long-term or short-term capital gain or loss, depending on the Participant’s holding period for the Common Stock. The amount of the gain (or loss) will equal the amount by which the amount realized on the disposition exceeds (or is less than) the Participant’s tax basis in the Common Stock.

     Current Tax Rates. Long-term capital gains of Participants currently are subject to federal income tax at a maximum federal income tax rate of 15 percent. Short-term capital gains and ordinary income of Participants currently are subject to federal income tax at a maximum federal income tax rate of 35 percent.

     New Deferred Compensation Legislation. On October 22, 2004, the American Jobs Creation Act was enacted. Provisions of this legislation introduced new rules related to the taxation of “deferred compensation.” Application of these rules remains unclear and future guidance is expected from the

Treasury Department. Some Awards may be treated as deferred compensation subject to the new legislation. As it stands, the legislation presents new tax burdens, interest charges and penalties, and Awards that are subject to the new legislation will be subject to new requirements and restrictions to avoid adverse tax consequences. If Awards do not satisfy the new requirements, then Participants would generally be subject to tax upon the vesting or earning of an Award and would be subject to an additional 20 percent excise tax and interest. The above tax discussion assumes that, to the extent the new legislation applies, all Awards will comply with its provisions so as to avoid these adverse tax consequences.

     Limitation on Deductions. The deduction for a publicly-held corporation for otherwise deductible compensation to a “covered employee” generally is limited to $1,000,000 per year. An individual is a covered employee if he or she is the chief executive officer (or other person acting in such capacity) or one of the four highest compensated officers for the year (other than the chief executive officer). Subject to certain exceptions, this one million dollar limit applies to all compensation to the covered employee for the year. The one million dollar limit does not apply to compensation payable solely because the covered employee attains performance objectives that meet certain requirements set forth in Section 162(m) of the Code and regulations thereunder. Compensation is considered performance-based only if (a) it is paid solely because the covered employee has attained one or more performance objectives; (b) a committee consisting solely of two or more outside directors sets the performance objectives; (c) before payment, the material terms under which the compensation is to be paid, including the performances objectives, are disclosed to the stockholders and approved by a majority in a separate vote and (d) before payment, the committee certifies in writing that the performance objectives and any other material terms have been met.

     The Administrator may condition restricted stock, restricted stock units and performance awards on the satisfaction of performance objectives, as discussed above, in order to permit the Awards to qualify as fully deductible performance-based compensation.

     Generally, stock options will be considered performance-based if (i) the grant of the stock option is made by a committee consisting solely of two or more outside directors; (ii) the plan under which such awards are granted contains a maximum number of shares with respect to which awards may be granted in any specified time period and (iii) under the terms of the stock option the amount of compensation an employee can receive is based solely on an increase in the value of the underlying stock after the date of the grant.

Vote Required

     The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not be counted as votes cast on the proposal to approve the 2005 Equity Incentive Plan.

     Because the proposal to approve the 2005 Equity Incentive Plan is a non-routine matter, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the Shares if their clients do not provide voting instructions (i.e. a vote FOR, AGAINST, or ABSTAIN) on this proposal.

Recommendation of the Board of Directors

     Your Board recommends a vote FOR the 2005 Equity Incentive Plan, and proxies received will be so voted unless shareholders specify a contrary choice in their proxies.

INDEPENDENT PUBLIC ACCOUNTANTS

     On July 27, 2002, the Company, with Board approval and based on the recommendation of the Audit Committee appointed Grant Thornton LLP as the Company’s independent public accountants. The appointment of Grant Thornton followed a search and proposal process that resulted in a recommendation by the Audit Committee to appoint Grant Thornton as the Company’s independent public accountants. Management is aware of no direct financial interest or any material indirect financial interest existing between the Company and its accountants.

     For fiscal year 2004, Grant Thornton was selected to serve as Company’s independent public accountants upon recommendation of the Audit Committee. A representative from Grant Thornton is expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if so desired as well as respond to appropriate questions.

ANNUAL REPORT ON FORM 10-K

     Copies of the Company’s Annual Report on Form 10-K for the year ended October 2, 2004, including financial statements and schedules, are available upon written request, without charge, to the persons whose proxies are solicited. Any exhibit to Form 10-K is also available upon written request at a reasonable charge for copying and mailing. Written requests should be made to Michael C. Gazmarian, Chief Financial Officer and Treasurer, 1373 Boggs Drive, Mount Airy, North Carolina 27030.

OTHER BUSINESS

     It is not anticipated that there will be presented to the Annual Meeting any business other than the matters set forth in the Notice of Annual Meeting attached hereto. As of the date of this proxy statement, the Company was not aware of any other matters to be acted on at the Annual Meeting. If any other business should properly come before the Annual Meeting or any adjournment thereof, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

     The Board hopes that Shareholders will attend the Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Meeting, and your cooperation will be appreciated. Shareholders who attend the Meeting may vote their shares even though they have sent in their proxies.

SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Proposals for Inclusion in the Proxy Statement

     Any shareholder desiring to present a proposal to be included in the proxy statement for action at the Company’s 2006 Annual Meeting must deliver the proposal to the Company at its principal executive offices no later than September 16, 2005. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

Proposals of Other Business at the Meeting

     Under the Company’s by-laws, in order for a shareholder to bring other business before a shareholder meeting which is not intended to be included in the proxy materials for the Company’s 2006 Annual Meeting, timely notice must be delivered to, or mailed to and received by, the Secretary of the Company at the Company’s principal offices not later than October 16, 2005.

     Such notice must include:

•	a brief description of the business desired to be brought before the meeting and the reasons for bringing such business before the meeting;

•	the name and address, as they appear on the Company’s books, of each holder of voting securities proposing such business;

•	the class and number of common stock or other securities of the Company that are owned of record by such holder; and

•	any material interest of such shareholder in such business.

     These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement. If a shareholder fails to provide timely and proper notice of a proposal to be presented at the 2006 Annual Meeting, the proxies designated by the Board of the Company will have discretionary authority to vote on any such proposal. If the presiding officer at any meeting of shareholders determines that a shareholder proposal was not made in accordance with the by-laws, the Company may disregard such proposal.

Proposals of a Director Nominee and Related Procedures

     Under the Company’s by-laws, in order for a shareholder to nominate a candidate for Director, timely notice must be delivered to, or mailed to and received by, the Secretary of the Company at the Company’s corporate offices not later than October 16, 2005.

     The shareholder filing the notice of nomination must include:

•	the information set forth in the bullets above;

•	the name and address of the person nominated by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder; and

•	any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Exchange Act; and

•	the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Delivery of Notice of a Proposal

     In each case discussed above, the required notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Company, whose address is c/o Insteel Industries, Inc. 1373 Boggs Drive, Mount Airy, North Carolina 27030.

The Company’s By-Laws

     The foregoing procedures are set forth in the Company’s amended by-laws, dated April 26, 1999 which are available on the Company’s Internet website at www.insteel.com. Any shareholder desiring a copy of the Company’s by-laws will be furnished one without charge upon written request to the Secretary. A copy of the amended by-laws is filed as an exhibit to the Company’s Quarterly Report on Form 10-Q, for the quarter ended April 3, 1999 (filed with the SEC on May 14, 1999), and is available at the SEC’s Internet website (www.sec.gov).

EXPENSES OF SOLICITATION

     The Company will bear the costs of solicitation of proxies. In addition to the use of telephone, Internet or the mail, proxies may be solicited by personal interview, telephone and telegram by Directors, officers and employees of the Company, and no additional compensation will be paid to such individuals. Arrangements may also be made with the stock transfer agent and with brokerage houses and other custodians, nominees, and fiduciaries that are record holders of Shares for the forwarding of solicitation material to the beneficial owners of Shares. The Company will, upon the request of any such entity, pay such entity’s reasonable expenses for completing the mailing of such material to such beneficial owners.

ANNUAL REPORT AND FINANCIAL STATEMENTS

     The Company’s Annual Report to Shareholders, which includes the Company’s Form 10-K, for the fiscal year ended October 2, 2004, which contains financial statements and other information, is being mailed to shareholders with this proxy statement, but it is not to be regarded as proxy soliciting material.

     An additional copy of the Company’s Annual Report on Form 10-K filed with the SEC may be obtained, without charge, by any Shareholder upon written request to Insteel Industries, Inc., 1373 Boggs Drive, Mount Airy, North Carolina 27030; provided however, that a copy of the Exhibits to such Annual Report on Form 10-K, for which there may be a reasonable charge, will not be supplied to such Shareholder unless specifically requested.

By Order of the Board of Directors

Gary D. Kniskern
Secretary

Mount Airy, North Carolina
January 14, 2005

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
INSTEEL INDUSTRIES, INC.

     The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board) of Insteel Industries, Inc. (the “Company”) and shall report to and assist the Board by providing oversight of the financial management and financial reporting procedures of the Company, and appointing independent auditors (“auditors”) as well as other matters as directed by the Board, this Charter and Federal law.

Composition

The Committee shall consist of a minimum of three members of the Board all of whom shall satisfy the independence requirement of the current listing organization, exchange or other regulatory authority applicable to audit committee members. All members shall have sufficient financial experience and knowledge to enable them to discharge their responsibilities. At least one Committee member shall be a “financial expert” as defined by the current listing organization, exchange or other applicable regulatory authority and shall be so designated by the Board of Directors.

Meetings

The Committee shall meet at least twice per year with the auditors to discuss the plan for the annual audit and the results of same. In addition, the Committee shall meet after the end of each quarter and before the filing of the Company’s 10-Q to discuss the auditors’ review of the information contained in the10-Q. Meetings may be conducted telephonically

Authority and Responsibilities

     In carrying out its oversight responsibilities, the Committee shall perform the following functions:

(1)	Review and evaluate the performance of the auditors, who are ultimately accountable to the Committee, and appoint or replace them as circumstances warrant.

(2)	Review with the Company’s management, auditors, and internal auditor the Company’s policies and procedures to reasonably ensure the adequacy of internal accounting and financial reporting controls. Review with the Company’s management, auditors, and internal auditor the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

(3)	Have familiarity with the accounting and reporting principles applied by the Company in preparing its financial statements. Review and discuss with management and the auditors the accounting policies which may be viewed as critical and review and discuss any significant changes in the accounting policies of the company which may have a significant impact on the Company’s financial reports.

(4)	Review with the auditors, prior to the audit, the planning and staffing of the audit, including the auditors’ engagement letter, and approve the fees to be paid to the auditors. The Committee’s review should entail an understanding from the auditors of the factors considered by the auditors in determining the audit scope.

(5)	Review with management audit and non-audit services planned to be provided by the auditors, in relation to the objectivity needed in the audit and pre-approve all audit and non-audit services as required by regulatory agencies. The Committee will not approve any non-audit services which are specifically forbidden by Section 202 of The Sarbanes-Oxley Act of 2002. The Committee

will ensure that disclosure of such pre-approval is made in the appropriate periodic report to investors.

(6)	Prior to filing of the Company’s Annual Report on Form 10-K, review the Company’s annual audited financial statements with management and the auditors, , with emphasis on (i) major issues regarding accounting and auditing principles and practices, including any changes in such principles during the year, (ii) significant financial reporting issues and judgments that arose or were made in connection with the preparation of the audited financial statements, including any adjustments proposed by the auditors and (iii) significant transactions not a normal part of the Company’s operations.

(7)	Review with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, and any problems or difficulties the auditors may have encountered (including any restrictions on the scope of activities or access to required information, any management letter provided by the auditors and the Company’s response to that letter.

(8)	Evaluate the cooperation received by the auditors during their audit examination. Also, elicit the comments of management regarding the responsiveness of the auditors to the company’s future needs. Inquire of the auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

(9)	Discuss with the auditors the quality of the Company’s financial and accounting personnel and review feedback with the Chief Financial Officer prior to reporting to the Board. Inquire whether management’s choices of accounting principles are conservative, moderate, or aggressive and whether those principles are common or minority practices. Review written responses of management to any management letters or recommendations from the auditors.

(10)	Prior to releasing any financial statements or comparable information to the public (including any earnings releases) or submitting financial statements or related financial information to the SEC, including financial statements and financial information such as Management’s Discussion and Analysis of Financial Condition and Results of Operations, contained in Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, review the financial statements and related financial information with management and the auditors to determine that management and the auditors are satisfied with the disclosures and content. The Chairman of the Committee may represent the entire Committee where time does not permit the review of interim financial information by the full Committee.

(11)	Evaluate the independence of the outside auditors by periodically obtaining a formal written statement from the auditors delineating all relationships between the auditors and the Company and any other relationship that may adversely affect the independence of the auditors, discuss the impact on auditor objectivity and independence and recommend appropriate Board action in response to the auditor’s written statement to satisfy the Committee as to the auditors’ independence.

(12)	At least annually obtain and review a report by the auditor describing the firm’s internal control procedures, any material issues raised by the most recent internal quality control report or peer review of the firm, and any inquiry or investigation by governmental or professional authorities within the past five years regarding one or more independent audits carried out by the firm and any steps taken to deal with any such issues.

(13)	Review and discuss with management and the auditors any material non-financial arrangements of the Company that do not appear on the financial statements of the Company. Review and discuss with management and the auditors and transaction or series of actions dealing with related parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

(14)	Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement.

(15)	Review with the internal auditor the annual internal audit plan and quarterly update reports regarding internal audit activities, and review significant reports to management prepared by the internal auditing department and management’s responses.

(16)	Maintain minutes of meetings and periodically report to the Board on significant results of Committee activities.

(17)	Establish and maintain a confidential and anonymous communications channel for employees to report concerns regarding questionable accounting, auditing, or management practices. Periodically communicate to all employees the existence and anonymity of such communication channel and procedures established.

(18)	Review the Audit Committee Charter on an annual basis and recommend to the Board any modifications to the Charter that the Committee deems appropriate for the approval of the Board.

(19)	Review periodically with the Company’s general counsel legal and regulatory matters that may have a material impact on the Company’s financial statement compliance policies and programs.

(20)	Establish procedures to receive and follow up on complaints regarding accounting, internal accounting controls or auditing matters.

Scope of Responsibilities

     The Company’s management is responsible for preparing the Company’s financial statements and the auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company’s management and the auditors and not to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the auditors’ work. The Committee is empowered, at Company expense, to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities and may request any officer or employee of the Company, the auditors, or the Company’s outside counsel to meet with any members of, or consultants to, the Committee.

Approved and adopted by the Board of Directors at its regular meeting on August 11, 2003.

APPENDIX B

2005 EQUITY INCENTIVE PLAN

OF

INSTEEL INDUSTRIES, INC.

2005 EQUITY INCENTIVE PLAN OF
INSTEEL INDUSTRIES, INC.

1. Purpose.

     The purpose of the 2005 Equity Incentive Plan of Insteel Industries, Inc. (the “Plan”) is to encourage and enable selected key employees and non-employee directors of Insteel Industries, Inc. (the “Corporation”) to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the return on capital generated by the Corporation and the creation of value for its shareholders. This purpose will be carried out through the granting of stock options, restricted stock, restricted stock units and performance awards on the terms set forth herein.

2. Certain Definitions.

     For purposes of the Plan, the following terms shall have the meanings indicated:

     (a) “Award” means an Option, Restricted Stock, Restricted Stock Unit or Performance Award granted under this Plan.

     (b) “Award Agreement” means a written or electronic agreement executed on behalf of the Corporation by the Chief Executive Officer (or another officer designated by the Administrator) and delivered to the Participant and containing terms and provisions of Awards, consistent with the Plan, as the Administrator may approve. Such agreement may, but is not required to be, executed by the Participant.

     (c) “Cause” means (W) termination of Participant’s employment for “cause” in accordance with the Corporation’s or a Related Corporation’s written policies or pursuant to the definition of “cause” as indicated in any agreement Participant may have with the Corporation or any Related Corporation; (X) dishonesty or conviction of a crime which brings the Participant into disrepute or is likely to have a material detrimental impact on the business operations of the Corporation or any Related Corporation; (Y) failure to perform his or her duties to the satisfaction of the Corporation after written notice; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation or Related Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

     (d) A “Change of Control” shall be deemed to have occurred on the earliest of the following dates:

          (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, twenty percent (20%) or more of the outstanding Common Stock of the Corporation.

          (ii) The date (A) the Corporation consummates a merger or consolidation with or into another corporation, or any other transaction pursuant to which any shares of

Common Stock of the Corporation are converted into cash, securities or other property of another corporation or entity, other than a merger, consolidation or other transaction in which holders of Common Stock immediately prior to the merger, consolidation or other transaction have substantially the same proportionate ownership of common stock or ownership interests of the surviving corporation or entity immediately after the merger, consolidation or other transaction, or (B) there is a sale or other disposition of all or substantially all the assets of the Corporation other than to a corporation or other entity in which holders of Common Stock of the Corporation immediately prior to the sale or other disposition have substantially the same proportionate ownership of stock or ownership interests of the surviving corporation or other entity immediately after the sale or other disposition or (C) there is a complete liquidation or dissolution of the Corporation; or

          (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new director was approved by the vote of two-thirds of the directors then still in office that were in office at the beginning of the 12-month period.

(For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)

     (e) “Code” means the Internal Revenue Code of 1986, as amended or recodified from time to time, and any successor thereto.

     (f) “Committee” means the Executive Compensation Committee of the Board of Directors or any other standing or special committee that may be established and appointed by the Board of Directors for the purpose of administering this Plan and performing such other duties as are contemplated to be performed by the Committee as herein provided. The Committee shall be composed of not less than three directors, all of whom are “non-employee directors” (within the meaning of Rule 16b-3 of the Act), “outside directors” (within the meaning of Section 162(m) of the Code) and “independent” directors (within the meaning of the applicable stock exchange listing standards on which shares of the Common Stock are traded).

     (g) “Common Stock” means the Common Stock, no par value, of the Corporation.

     (h) “Covered Employee” means any individual who, on the last day of the taxable year, is the Chief Executive Officer of the Corporation or is acting in such capacity or among the four highest paid compensated officers (other than the Chief Executive Officer) within the meaning of Section 162(m) of the Code.

     (i) “Date of Grant” shall mean the date that the Administrator acts to grant an Award, or on any later date specified by the Administrator as the effective date of the Award.

     (j) “Disability” shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months, within the meaning of Section 22(e)(3) of the Code. The Administrator shall determine whether a Participant is disabled within the meaning of the Plan.

     (k) “Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

     (l) “Fair Market Value” with respect to a share of Common Stock shall be established in good faith by the Administrator and, except as may otherwise be determined by the Administrator, the fair market value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price per share of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the date the Award is granted or otherwise being valued, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Award is granted or otherwise being valued for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the date the Award is granted or otherwise being valued for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

     (m) “Incentive Stock Option” means an option to purchase Common Stock which qualifies as an incentive stock option under Section 422 of the Code and which is designated by the Administrator to be an Incentive Stock Option.

     (n) “Nonqualified Stock Option” means an option to purchase Common Stock which is designated as such or which does not qualify as an Incentive Stock Option.

     (o) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option granted under Section 8 of the Plan.

     (p) “Option Price” means the purchase price per share of Common Stock payable on exercise of an Option.

     (q) “Parent” or “parent corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time as of which a determination is being made, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

     (r) “Participant” means an eligible person under Section 7 of the Plan who is selected by the Administrator to receive an Award under this Plan.

     (s) “Performance Award” means a contractual right awarded pursuant to Section 10 of this Plan to receive a share of Common Stock (or its value in cash) or a cash-denominated award which are forfeitable by the Participant until the achievement of pre-established performance objectives over a performance period.

     (t) “Plan” means this 2005 Equity Incentive Plan of Insteel Industries, Inc., as contained herein and any amendments hereto or restatements hereof.

     (u) “Related Corporation” means any parent or subsidiary of the Corporation.

     (v) “Restricted Stock” means an award of shares of Common Stock made pursuant to Section 9 of this Plan that is nontransferable and forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Administrator.

     (w) “Restricted Stock Unit” means a contractual right awarded pursuant to Section 9 of this Plan to receive a share of Common Stock (or its value in cash) that is forfeitable by the Participant until the completion of a specified period of future service, the achievement of pre-established performance objectives or until otherwise determined by the Administrator.

     (x) “Rule 16b-3” means Rule 16b-3 under Section 16 of the Act (or any successor rule to the same effect) as in effect from time to time.

     (y) “Securities Act” means the Securities Act of 1933, as in effect from time to time.

     (z) “Subsidiary” or “subsidiary corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

3. Administration of the Plan.

     (a) The Plan shall be administered by the Committee. To the extent permitted by law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants, other than to any non-employee director or any officer under Section 16 of the Act or a Covered Employee if the Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, provided that when so delegating, the Committee shall fix the aggregate maximum amount of such Awards and the maximum Award for any one Participant that may be awarded by such delegate(s). For the purposes herein, the term “Administrator” shall refer to the Committee and its delegates.

     (b) Any action of the Administrator may be taken by a written instrument signed by all of the members of the Administrator and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Administrator shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Awards, the nature of each Option as an Incentive Stock Option or a Nonqualified Stock Option, the times when Awards shall be granted, the number of shares to be subject to each Award, the Option Price (determined in accordance with Section 8), the Option Period (determined in accordance with Section 8), the time or times when each Award shall vest and be exercisable or payable, and all related terms conditions, restrictions and limitations; (ii) to prescribe the form or forms of any Award Agreements; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and regulations, and the Award Agreements, and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator also shall have authority, in its discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or payable shall become exercisable, vested or payable in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient. The express grant in this Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator shall be final and conclusive. The members of the Administrator shall not be liable for any act done in good faith with respect to this Plan or any Award Agreement. All expenses of administering this Plan shall be borne by the Corporation.

     (c) The Corporation shall indemnify and hold harmless each person who is or shall have been a member of the Administrator, acting as such, or any delegate of such, against and from any cost, liability, loss or expense, that may be imposed upon or reasonably incurred by such person in connection with or resulting from any action, claim, suit, or other proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or not taken under the Plan or against and from any and all amounts paid by such person in settlement thereof, with the Corporation’s approval, or paid by such person in satisfaction of any judgment in such action, suit or proceeding against such person, provided he or she shall give the Corporation the opportunity, at its own expense, to handle and defend the same before such person undertakes to handle or defend it on his or her own behalf. Notwithstanding the foregoing, the Corporation shall not indemnify or hold harmless any such person if (i) applicable law or the Corporation’s Articles of Incorporation or Bylaws prohibit such indemnification or (ii) such persons did not act in good faith or in a manner that such person believed to be consistent with the Plan or (iii) such person’s conduct constituted gross negligence or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Corporation may have to indemnify such person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.

4. Effective Date; Term of the Plan.

     The effective date of the Plan shall be February 15, 2005. Awards may be granted under the Plan on or after the effective date, but not after the tenth anniversary of the effective date.

However, this Plan, and any Awards granted hereunder, shall not be effective unless the Plan is approved by the Corporation’s shareholders within one year after the adoption of the Plan.

5. Shares of Common Stock Subject to the Plan.

     The number of shares of Common Stock that may be issued pursuant to Awards shall not exceed in the aggregate 885,000 shares of authorized but unissued Common Stock. The Corporation hereby reserves sufficient authorized shares to provide for the exercise or settlement of such Awards. The following rules shall apply for purposes of the determination of the number of shares available for grant under the Plan:

     (a) Any shares of Common Stock which are subject to Awards under this Plan that are terminated unexercised, forfeited or surrendered or that expire for any reason (including, but not limited to, shares of Common Stock tendered to exercise outstanding Options or shares tendered or withheld for taxes under any Award under this Plan) shall again be available for issuance under the Plan, provided that such shares may only be used in respect of Awards of the same or a substantially similar type (i.e., shares related to forfeited Options may be used to grant new Options, forfeited Restricted Stock may be used to grant new Restricted Stock, Restricted Stock Units or Performance Shares).

     (b) Awards that can only be settled in cash shall not result in a charge against the aggregate number of shares available for issuance. For purposes of determining the maximum number of shares available for issuance under the Plan, Awards that may be settled in shares of Common Stock shall initially cause the available reserve to be reduced by the maximum number of shares of Common Stock that may be issued in connection with the Award. Notwithstanding the foregoing, any shares not actually issued at exercise or settlement shall again be available for issuance under the Plan.

     (c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a Related Corporation, or if the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital structure of the Corporation or a Related Corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan and the per individual limitations shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards (including the Option Price of outstanding Options) or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Award benefits. Notwithstanding the foregoing, the issuance by the Corporation of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of stock or other obligations of the Corporation convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock reserved for issuance under the Plan, the per individual limits or the terms of outstanding Awards.

6.	Individual Limits.

     Subject to adjustment as provided in Section 5(c) of this Plan, in any calendar year, no individual Participant shall be granted under this Plan (i) Stock Options for more than 100,000 shares of Common Stock, (ii) Restricted Stock, Restricted Stock Units or Performance Awards denominated in shares of Common Stock for more than 50,000 shares of Common Stock in the aggregate, or (iii) Performance Awards denominated in cash valued at maximum at more than $750,000.

7. Eligibility.

     An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

     (a) The individual is a key employee or non-employee director of the Corporation or a key employee of a Related Corporation (including an entity that becomes a Related Corporation after the adoption of this Plan). For this purpose, an individual shall be considered to be an “employee” only if there exists between the individual and the Corporation or a Related Corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied. Also for this purpose, a “key employee” shall mean an employee of the Corporation or a Related Corporation whom the Administrator determines qualifies as a key employee based on the nature and extent of such employee’s duties, responsibilities, personal capabilities, performance, potential or any combination of such factors.

     (b) With respect to the grant of an Incentive Stock Option, the individual must be an employee who does not own, immediately before the time that the Incentive Stock Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Related Corporation; provided, that an individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or a Related Corporation may be granted an Incentive Stock Option if the price at which such Option may be exercised is greater than or equal to 110 percent of the fair market value of the shares on the date the Option is granted and the period of the Option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Code.

8. Options Grants to Employees.

     Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals, in such numbers, upon such terms and conditions and at such times as the Administrator shall determine. Both Incentive Stock Options and Nonqualified Stock Options may be granted under the Plan. To the extent that an Option is designated as an Incentive Stock Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. Each grant shall specify the number of shares of Common Stock to which the Option pertains, subject to the limitations set forth in Sections 5 and 6 of this Plan. In addition, the following provisions shall apply with respect to Options:

     (a) The Option Price shall be no less than the Fair Market Value per share of the Common Stock on the date the Option is granted, as established by the Administrator and set forth in the terms of the Award Agreement.

     (b) The period during which an Option may be exercised (the “Option Period”) shall be determined by the Administrator when the Option is granted and shall extend from the date on which the Option is granted to a date not more than ten years from the date on which the Option is granted. Subject to the restriction contained in the preceding sentence and as otherwise provided in this Plan, an Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Administrator and set forth in the Award Agreement evidencing such Option, subject to the discretion of the Administrator to accelerate the time or times when Options may be exercised. Any Option or portion thereof not exercised before the expiration of the Option Period shall terminate. Any grant may provide that the Option will become exercisable in the event of termination of employment or a Change in Control of the Corporation or any other similar transaction or event.

     (c) An Option may be exercised by giving written notice to the Administrator or its designee at such time and place as the Administrator shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares of Common Stock owned by the Participant for at least six months at the time of exercise and acceptable to the Administrator; or (iii) any combination thereof; provided, that the Administrator may, in its sole and absolute discretion and subject to such terms and conditions as it deems appropriate, also permit all or a portion of the purchase price to be paid by delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price. Shares tendered in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise.

     (d) No Option shall be exercised unless the Participant, at the time of exercise, shall have been an employee or non-employee director continuously since the date the Option was granted unless provided for otherwise in other agreements between the Participant and the Corporation, subject to the following:

          (i) An Option shall not be affected by any change in the terms, conditions or status of the Participant’s employment, provided that the Participant continues to be an employee of the Corporation or a Related Corporation.

          (ii) The employment relationship of a Participant may, in the discretion of the Administrator, be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, and in any event shall be treated as continuing during such period as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant may, in the discretion of the Administrator, also be treated as continuing intact while the Participant is not in active service because of Disability; provided, that shares acquired by the Participant pursuant to exercise of an Incentive Stock Option shall be subject to Sections 421 and 422 of the Code only if and to the extent that such exercise occurs within twelve months less one day following the date the Participant’s employment is considered to be terminated because of such Disability under Section 422. The Administrator shall determine the date of a Participant’s termination of employment for any reason (the “termination date”).

          (iii) Unless an individual Award Agreement provides otherwise, if the employment of a Participant is terminated because of death or Disability, the Option may be exercised following such termination only to the extent determined by the Administrator in its discretion and set forth in the Award Agreement; provided that such discretion may include a decision to accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. In that event, the Option must be exercised, if at all, prior to the earlier of: (A) the first anniversary of the Participant’s death or Disability, or (B) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession. In the event of the Participant’s Disability , such Option may be exercised by the Participant’s guardian or legal representative.

          (iv) Unless an individual Award Agreement provides otherwise, if the employment of a Participant is terminated for any reason other than death, Disability or Cause, his or her Option may be exercised only to the extent determined by the Administrator in its discretion and set forth in the Award Agreement; provided, that such discretion may include a decision to accelerate the date of exercising all or any part of the Option which was not otherwise exercisable on the Participant’s termination date. In that event, the Option must be exercised, if at all, prior to the earlier of: (A) 90 days following the Participant’s termination date for any reason other than death, Disability or Cause, or (B) the close of the Option Period.

          (v) Unless an individual agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Option shall terminate and no longer be exercisable as of the Participant’s termination date (whether or not the Option previously became exercisable).

     (e) In no event shall there first become exercisable by the Participant in any one calendar year Incentive Stock Options granted by the Corporation or any Related Corporation with respect to shares of Common Stock having an aggregate fair market value (determined at the time the Incentive Stock Option is granted) greater than $100,000. If the limitation is exceeded, Options that cause the limitation to be exceeded shall be exercisable nonetheless as Nonqualified Stock Options.

     (f) A Participant or his or her legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a shareholder unless and until certificates for such shares are issued (electronic or otherwise) to him/her or them under the Plan. A certificate or certificates (electronic or otherwise) for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the

Participant (or his or her beneficiary) and distributed to the Participant (or his or her beneficiary) as soon as practicable following receipt of proper notice of exercise and payment of the Option Price and any other applicable tax withholdings.

     (g) A Participant shall notify the Corporation of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of the Option or (ii) within one year of the issuance of shares of Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation. The Corporation shall not be liable to any Participant if an Option intended to be an Incentive Stock Option does not qualify as such.

9. Restricted Stock and Restricted Stock Unit Grants to Employees.

     Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Restricted Stock and Restricted Stock Units to such eligible individuals, in such numbers, upon such terms and conditions and at such times as the Administrator shall determine and set forth in an Award Agreement.

     (a) Each grant shall specify the number of shares of Common Stock to which it pertains, subject to the limitations set forth in Sections 5 and 6 of this Plan.

     (b) Each grant shall specify the required period or periods (if any) of continuous service by the Participant with the Company and/or any performance or other conditions to be satisfied before the restrictions on the Restricted Stock or Restricted Stock Units (or installments thereof) shall lapse. Any grant may provide for vesting in the event of a termination of employment or a Change in Control of the Corporation or any other similar transaction or event. To the extent the Participant’s rights in Restricted Stock or Restricted Stock Units are forfeitable and nontransferable for a period of time, the Administrator on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed 10 years.

     (c) Restricted Stock shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more stock certificates. The Administrator shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Corporation and/or bear a legend until the restrictions lapse, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. As a condition to grant, if required by applicable law or otherwise determined by the Administrator, Participants may be required to pay a minimum purchase price. Restricted Stock is nontransferable and subject to forfeiture until the restrictions lapse.

     (d) Restricted Stock Units represent a contractual right to receive the economic equivalent of an award of Restricted Stock. At the discretion of the Administrator as set forth in the Award Agreement, Restricted Stock Units may be settled in shares of Common Stock, the cash value of shares of Common Stock, or a combination. No shares of Common Stock will be issued at the time an award of Restricted Stock Units is made.

     (e) Unless otherwise determined by the Administrator and except as provided in (f) below, Participants holding Restricted Stock may exercise full voting rights and other rights as a shareholder with respect to those shares prior to the lapse of restrictions, except that the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to Restricted Stock. The transfer limitations set forth in the preceding sentence shall not apply after the Restricted Stock becomes transferable and no longer forfeitable. However, Participants holding Restricted Stock Units (as opposed to Restricted Stock) shall not have any rights as a shareholder prior to the actual issuance of shares of Common Stock.

     (f) Unless otherwise determined by the Administrator, Participants holding Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends (or dividend equivalents) and other distributions paid with respect to the shares underlying the Awards; provided that such dividends (or dividend equivalents) shall not be paid currently, but rather be credited to an account established for the Participant and invested in additional Restricted Stock or Restricted Stock Units on the distribution date of the applicable dividend. The restrictions on any additional shares or units credited in respect of dividends (or dividend equivalents) shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Stock or Restricted Stock Units with respect to which such dividends (or dividend equivalents) were payable.

     (g) To the extent the Restricted Stock or Restricted Stock Units are designated as “performance-based” compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section 11.

     (h) Unless an individual Award Agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Restricted Stock and Restricted Stock Units shall terminate and can no longer become vested or payable as of the Participant’s termination date.

10. Performance Awards to Employees.

     Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Performance Awards to such eligible individuals, in such numbers, upon such terms and conditions and at such times as the Administrator shall determine. Performance Awards may be denominated in cash (e.g. units valued at $100) or shares of Common Stock. Performance Awards may be settled in cash or shares of Common Stock, at the discretion of the Administrator, as set forth in the Award Agreement.

     (a) Each grant shall specify the number of shares of Common Stock or units to which it pertains, subject to the limitations set forth in Sections 5 and 6 of this Plan. No shares of Common Stock will be issued at the time an award of Performance Shares is made.

     (b) Each grant shall specify the performance conditions and required period or periods (if any) of continuous service by the Participant with the Corporation to earn the Performance Awards. The Administrator may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple, not in excess of 200%, of those that would be earned for target performance. Any grant may provide for the settlement of Performance Awards in the event of a termination of employment or a Change in Control of the Corporation or any other similar transaction or event. The Administrator, on the date of grant, shall determine the maximum period over which Performance Awards may be earned, except that such period shall not exceed 10 years.

     (c) Unless otherwise determined by the Administrator, Participants holding Performance Awards shall not have any rights as a shareholder prior to the actual issuance of shares of Common Stock, if applicable.

     (d) To the extent the Performance Awards are designated as “performance-based” compensation under Section 162(m) of the Code, they shall be subject to the restrictions set forth in Section 11.

     (e) Unless an Individual Award Agreement provides otherwise, if the employment of a Participant is terminated for Cause, his or her Performance Awards shall terminate and no longer be payable or settled as of the Participant’s Termination Date.

11. Qualified Performance-Based Awards.

     The Administrator may designate whether any Award granted to a Covered Employee is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

     (a) Any Award designated as intended to be performance-based compensation shall be, to the extent required by Section 162(m) of the Code, either (1) conditioned upon the achievement of one or more of the following performance measures or (2) granted based upon the achievement of one or more of the following performance measures: total shareholder return, stock price, operating earnings, net earnings, return on equity or capital, income, level of expenses, growth in revenue, or other performance measures deemed by the Administrator to be appropriate.. Performance goals may be established on a Corporation-wide basis or with respect to one or more business units or divisions or subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Administrator may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Administrator may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance period as it deems equitable in recognition of unusual or non-recurring events affecting the Corporation, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine; including, without limitation, any adjustments that would result in the Corporation paying non-deductible compensation to a Participant.

     (b) Any Award that is intended to qualify as “performance-based compensation” shall also be subject to the following:

          (i) No later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Participant for such performance period.

          (ii) Following the completion of each performance period, the Administrator shall certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned by a Participant for such performance period.

          (iii) In determining the number of units or shares earned by a Participant for a given performance period, subject to any applicable Award Agreement, the Administrator shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period.

12. Awards to Non-Employee Directors.

     (a) Annual Grant. Following the close of business of the Corporation on the date of the annual meeting of shareholders of the Corporation held each year during the term of the Plan, commencing with the 2005 annual meeting, each non-employee director who is eligible to receive an Award under the Plan shall be granted such number of Options, shares of Restricted Stock, Restricted Stock Units, or other forms of long-term compensation available under the Plan, as the full Board of Directors, in its sole discretion, shall determine;

     (b) Additional Grants Upon Other Election or Appointment to the Board. In addition to the grant of Options pursuant to Section 12(a) herein, the Committee shall have discretion to grant Awards to any non-employee Director who is appointed or elected to the Board of Directors at any time other than at the annual meeting of shareholders of the Corporation.

     (c) Awards granted to non-employee directors may or may not have similar terms as Awards to employees.

13. Nontransferability of Awards.

     (a) Awards shall not be transferable other than by will or the laws of intestate succession. An Option shall be exercisable during the Participant’s lifetime only by him/her or by his/her guardian or legal representative on his/her behalf.

14. Restrictions on Awards.

     (a) The Administrator may impose such restrictions on any shares issued pursuant to the exercise of Options or the settlement of any Award granted hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of the applicable stock exchange and under any Blue Sky or securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, or take any other action, unless such issuance, delivery, transfer or other action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act or withholding tax requirements). The Administrator may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option, the vesting of Restricted Stock or the settlement of an Award granted hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

     (b) The Administrator may postpone any grant, exercise, vesting or payment of any Award for such time as the Administrator in its sole discretion may deem necessary (i) to effect, amend or maintain any necessary registration of the Plan or shares of Common Stock issuable pursuant to Awards under the securities law; (ii) to permit any action to be taken in order to (A) list such shares of Common Stock or other shares of stock of the Corporation on a stock exchange if shares of Common Stock or other shares of stock of the Corporation are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Corporation, including any rules and regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Corporation are listed; (iii) to determine that such shares of Common Stock are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities law; (v) during any such time the Corporation or any Related Corporation is prohibited from doing any such acts under applicable law, including without limitation, during the course of any investigation or under any contract, loan agreement or covenant or other agreement to which the Corporation or Related Corporation is a party; (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Corporation shall not be obligated by virtue of any Award Agreement or any other provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any other payments under such circumstances. Any such postponement shall not extend the term of the Award and neither the Corporation nor the Administrator shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments to which the Award shall lapse because of such postponement.

15. No Right to Employment.

     Nothing in the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a Related Corporation, or to interfere in any way with the right of the Corporation or a Related Corporation to terminate the Participant’s employment or service at any time for any reason whatsoever.

16. Amendment and Termination.

     The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that approval of an amendment to the Plan by the shareholders of the Corporation shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation, including, by way of illustration and not limitation, any amendment that would increase the number of shares of Common Stock that may be issued under the Plan or modify the requirements for eligibility for participation or change the performance objectives with respect to Awards to Covered Employees if such Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.In addition, in no event shall the Company reprice any outstanding Option (or cancel and regrant a new Option with a lower Option Price) without shareholder approval.

17. Withholding.

     The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Corporation may establish procedures to permit or require a recipient to satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award (but only up to the statutory minimum), by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

18. Applicable Law.

     Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

19. Change of Control.

     (a) Unless the Committee determines otherwise at the time of grant and sets forth in the Award Agreement, in the event the Awards are assumed by an acquirer in accordance with (c) below and a Participant’s employment or service is involuntarily terminated without Cause during the 24-month period following a Change of Control:

          (i) all Options, Restricted Stock and Restricted Stock Units outstanding as of the date of such Change of Control shall become fully vested and payable and, if applicable, exercisable, whether or not then vested or exercisable as of such termination of the Participant’s employment or service; and

          (ii) all Performance Awards shall vest at target and be paid pro-rata based on completed days in the performance period, as of the date of Participant’s termination of employment or service.

     (b) Notwithstanding the foregoing, if the Committee reasonably determines, in good faith, prior to the Change of Control that such outstanding Awards will not be assumed as described in (c) below (such assumed Awards being referred to as “Assumed Awards”) by the acquirer, the Awards shall immediately become full vested (at target for Performance Awards) and, if applicable, exercisable and payable. Additionally, in that case, in the event of or in anticipation of the Change of Control, the Committee in its discretion (i) may declare that some or all outstanding Options previously granted under the Plan shall terminate as of the date before or on the Change of Control without any payment to the holder of the Option, provided the Committee gives prior written notice to the Participant of such termination and gives such Participant the right to exercise his or her outstanding Options before such date or (ii) may terminate before or on the Change of Control some or all outstanding Options previously granted under the Plan in consideration of payment to the holder of the Option, with respect to each shares of Common Stock for which the Option is then exercisable, of the excess, if any, of the Fair Market Value on such date of the Common Stock subject to the exercisable portion of the Option over the Option Price. The payment described in (ii) above may be made in any manner the Committee determines, including cash, stock or other property. In the event of or in anticipation of a Change of Control, the Committee in its discretion also may take such action to provide that all Restricted Stock and Restricted Stock Units outstanding shall become fully vested and payable and all Performance Awards shall vest and be payable pro rata as described above. The Committee may take the actions described in this Section 19(b), other than the accelerated vesting which applies to all outstanding Awards, with respect to some or all outstanding Awards or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards.

     (c) Assumed Awards must: (i) be based on securities which are traded on an established United States securities market, or which will be so traded within 60 days of the Change of Control; (ii) provide the Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the original Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment; and (iii) have substantially equivalent economic value to the original Award (determined at the time of the Change of Control).

     20. General Provisions.

     (a) This Plan, insofar as it provides for Awards, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Corporation or any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created thereto. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property or assets of the Corporation or any Related Corporation.

     (b) Nothing in this Plan shall be construed to limit the authority of the Corporation to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Awards for proper corporate purposes other than under the Plan to any employee or to any other person, firm, corporation, association or other entity, or to grant Award, or assume such Awards of any person, in connection with any acquisition, purchase, lease, merger, consolidation, reorganization, or otherwise, of all or part of the business or assets of any person, firm, corporation, association or other entity.

     (c) Notwithstanding any other provision hereof, the Committee may grant Awards in substitution for performance shares, incentive awards, stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes a key employee or non-employee director of the Corporation or a key employee of a Related Corporation in connection with a transaction described in Section 424(a) of the Code (or which would be so described if the substitution or assumption under that Section had occurred) with the Corporation or a Related Corporation. Notwithstanding any other provisions of this Plan (other than the limitations of Section 5), the terms of such substitute Awards shall be as the Committee, in its discretion, determines is appropriate.

     IN WITNESS WHEREOF, this 2005 Equity Incentive Plan has been executed in behalf of the Corporation as of the ___day of ___.

INSTEEL INDUSTRIES, INC.

By:

Title:

Attest:

Secretary

[Corporate Seal]

Form of Proxy

PROXY

INSTEEL INDUSTRIES, INC.
1373 Boggs Drive — Mount Airy, North Carolina 27030

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
February 15, 2005

This Proxy is being solicited on behalf of the Board of Directors of the Company.

     The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Howard O. Woltz, Jr. and H. O. Woltz, III, and each of them, as agents and proxies of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Insteel Industries, Inc. (the “Company”) to be held at the Cross Creek Country Club, 1129 Greenhill Road, Mount Airy, North Carolina 27030, on Tuesday, February 15, 2005, at 10:00 a.m. local time, and any adjournments thereof, and to vote and act upon the following matters proposed by the Company in respect of all shares of Common Stock of the Company which the undersigned is entitled to vote or act upon, with all the powers the undersigned would possess if personally present. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

     Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign this proxy and return it in the accompanying envelope. A vote “FOR” each director nominee and “FOR” approval of the 2005 Equity Incentive Plan is recommended by the Board of Directors.

(1) Election of Three Directors

     Nominees: W. Allen Rogers, II, Gary L. Pechota, and William J. Shields

     ☐ VOTE FOR all nominees listed (except as marked to the contrary).

     ☐ WITHHOLD AUTHORITY to vote for all nominees listed.

     INSTRUCTION: To withhold authority to vote for any individual nominee, clearly strike a line through the nominee’s name.

(2) Approval of the 2005 Equity Incentive Plan of Insteel Industries, Inc.

     ☐ VOTE FOR approval of 2005 Equity Incentive Plan of Insteel Industries, Inc.

     ☐ VOTE AGAINST approval of 2005 Equity Incentive Plan of Insteel Industries, Inc.

     ☐ ABSTAIN FROM VOTING on approval of 2005 Equity Incentive Plan of Insteel Industries, Inc.

(3)	To vote, in the discretion of said agents and proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign and return in the enclosed postage-paid envelope. See other side.
(continued and to be signed on reverse side)

(continued from other side)

The undersigned understands that the shares of Common Stock represented by this proxy will be voted as specified and if no choice is specified, the proxy will be voted FOR the election of all nominees for director and FOR approval of the 2005 Equity Incentive Plan. If any other business is properly presented at the Annual Meeting or any adjournment thereof, this proxy will be voted in the discretion of the agents appointed herein.

Dated: __________________________

SIGNATURES _______________________________

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

☐ Please mark this box if you plan to attend the meeting.

☐ Has your address changed? If so, please provide your new address:

____________________________________

____________________________________

IMPORTANT! PLEASE SIGN, DATE AND RETURN PROMPTLY.